                                                                     EXHIBIT 2.3



                               OPERATING AGREEMENT

                                       OF

                              GGP/HOMART II L.L.C.

                               OPERATING AGREEMENT

                                       OF

                              GGP/HOMART II L.L.C.

                                Table of Contents


                                                                                                               Page
                                                      ARTICLE I
                                                    DEFINED TERMS.................................................1
         1.1      Definitions.....................................................................................1

                                                     ARTICLE II
                                                FORMATION OF COMPANY.............................................21
         2.1      Formation of Company...........................................................................21
         2.2      Name...........................................................................................21
         2.3      Principal Place of Business....................................................................21
         2.4      Purpose and Business of the Company............................................................21
         2.5      Classes of Units...............................................................................22
         2.6      Term...........................................................................................22
         2.7      Nature of the Company..........................................................................22
         2.8      Members' Names and Addresses; Classification...................................................22
         2.9      Registered Office and Registered Agent.........................................................22
         2.10     Organization Certificates......................................................................23
         2.11     Concurrent Transactions........................................................................23
         2.12     Restrictions on Other Agreements...............................................................23

                                                     ARTICLE III
                                                   COMPANY CAPITAL...............................................24
         3.1      Initial Contributions of Members...............................................................24
         3.2      No Additional Capital Contributions............................................................24
         3.3      Withdrawal; Return of Capital; Interest........................................................24
         3.4      Priority.......................................................................................24
         3.5      Development Project Funding/Acquisition Financing; Etc.........................................24


                                                     ARTICLE IV
                                             ALLOCATION OF COMPANY ITEMS.........................................25
         4.1      Maintenance of Capital Accounts................................................................25
         4.2      Net Income and Net Loss........................................................................25
         4.3      Special Allocations............................................................................26
         4.4      Curative Allocations...........................................................................27
         4.5      Tax Allocations................................................................................27
         4.6      Allocations Subsequent to Assignment...........................................................28

                                                      ARTICLE V
                                                COMPANY DISTRIBUTIONS............................................29

                                                     ARTICLE VI
                                                 ACCOUNTING MATTERS..............................................30
         6.1      Fiscal Year; Designation of Auditors...........................................................30
         6.2      Books and Records..............................................................................30
         6.3      Reports and Statements.........................................................................31
         6.4      Tax Matters Member.............................................................................33
         6.5      Tax Elections and Returns......................................................................33
         6.6      Interim Accounting.............................................................................33

                                                     ARTICLE VII
                                           GOVERNANCE; BOARD OF DIRECTORS........................................34
         7.1      Action by Members to Effectuate this Agreement.................................................34
         7.2      Board..........................................................................................34
         7.3      Officers; Management; Rights in the Event of Cause.............................................35
         7.4      Chairman of the Board..........................................................................39
         7.5      Committees.....................................................................................39
         7.6      Certificate of Formation; By-Laws..............................................................40
         7.7      Actions by Board...............................................................................40
         7.8      Meetings of the Board..........................................................................46
         7.9      Conduct of Business............................................................................46
         7.10     Other Activities of Members....................................................................48
         7.11     Right of Public to Rely on Authority of the Members............................................49
         7.12     Standard of Care...............................................................................50
         7.13     Waiver and Indemnification.....................................................................50


                                                    ARTICLE VIII
                                             TRANSFERS OF COMPANY UNITS..........................................51
         8.1      Certain Restrictions...........................................................................51
         8.2      Compliance with Securities Laws................................................................52
         8.3      Transfer of Ownership Interests in Affiliates..................................................52
         8.4      Transfers of Units by Members..................................................................52
         8.5      Certain Prohibited Transfers of Units by Members...............................................56
         8.6      Expenses of Transfer...........................................................................58
         8.7      Indemnification by Transferor..................................................................58
         8.8      Acceptance of Prior Acts.......................................................................59
         8.10     Certain Conditions to Transfer.................................................................59
         8.11     Dissolution of Company upon Transfer...........................................................60
         8.12     Effect of Initiation of Certain Procedures.....................................................60

                                                     ARTICLE IX
                                                     PUT OPTION..................................................60
         9.1      Put Option.....................................................................................60
         9.2      Exercise.......................................................................................60
         9.3      Dissolution Value of the Company...............................................................61
         9.4      Right of Offerors to Withdraw Put Notice.......................................................62
         9.5      Option of Class A Members......................................................................62
         9.6      Purchase of Offerors' Units....................................................................62
         9.7      Sale of Company................................................................................66
         9.8      Priority.......................................................................................69

                                                     ARTICLE X
                                                   BUY-SELL RIGHT............................................... 69
         10.1     Buy-Sell Right................................................................................ 69
         10.2     Exercise...................................................................................... 69
         10.3     Option of Class B Members..................................................................... 70
         10.4     Purchase Price; Payment of Purchase Price; Closing............................................ 70
         10.5     Priority...................................................................................... 72

                                                     ARTICLE XI................................................. 73
                                              SPECIAL DISSOLUTION RIGHT......................................... 73
         11.1     Special Dissolution Right..................................................................... 73
         11.2     Exercise...................................................................................... 73
         11.3     Dissolution Value of the Company.............................................................. 73
         11.4     Right to Withdraw Dissolution Commencement Notice............................................. 73
         11.5     Option of Class A Members..................................................................... 73
         11.6     Purchase of Class B Members' Units............................................................ 74
         11.7     Distribution of Properties.................................................................... 76
         11.8     Priority...................................................................................... 80

                                                     ARTICLE XII
                                             DISSOLUTION AND TERMINATION........................................ 80
         12.1     Dissolution................................................................................... 80
         12.2     Accounting.................................................................................... 81
         12.3     Winding-Up.................................................................................... 81
         12.4     Liquidating Distribution...................................................................... 81
         12.5     Distributions in Accordance with Capital Accounts............................................. 82
         12.6     Negative Capital Accounts..................................................................... 82
         12.7     Distributions in Kind......................................................................... 82
         12.8     No Redemption................................................................................. 82
         12.9     Governance.................................................................................... 82
         12.10    Return of Capital............................................................................. 83

                                                    ARTICLE XIII
                                          MATTERS RELATING TO RETAINED DEBT..................................... 83
         13.1     Payment of Retained Debt...................................................................... 83
         13.2     Failure to Make Payments in Respect of Retained Debt.......................................... 83
         13.3     Indemnification............................................................................... 84
         13.4     Security Interest............................................................................. 84
         13.5     Other Matters Relating to Retained Debt....................................................... 86

                                                     ARTICLE XIV
                                          ADDITIONAL CAPITAL CONTRIBUTIONS...................................... 87
         14.1     Additional Capital Contributions.............................................................. 87
         14.2     Failure to Make Additional Capital Contributions.............................................. 88

                                                     ARTICLE XV
                                                    MISCELLANEOUS............................................... 88
         15.1     Injunctive Relief............................................................................. 88
         15.2     Successors and Assigns........................................................................ 89
         15.3     Amendment; Waiver............................................................................. 89

         15.4     Representations by Members.................................................................... 89
         15.5     Notices....................................................................................... 90
         15.6     Further Assurances............................................................................ 91
         15.7     Confidentiality............................................................................... 91
         15.8     APPLICABLE LAW................................................................................ 91
         15.9     Headings...................................................................................... 91
         15.10    Entire Agreement.............................................................................. 91
         15.11    Severability.................................................................................. 92
         15.12    Counterparts.................................................................................. 92
         15.13    Arbitration................................................................................... 92
         15.14    Consent to Jurisdiction....................................................................... 93
         15.15    Waiver of Partition........................................................................... 93
         15.16    Brokerage..................................................................................... 93
         15.17    Company Name.................................................................................. 94
         15.18    Litigation; No Dissolution.................................................................... 94
         15.19    Ownership of Company Property................................................................. 94
         15.20    Time of the Essence........................................................................... 95
         15.21    Status Reports................................................................................ 95
         15.22    Disposition of Documents...................................................................... 95
         15.23    Calculation of Days........................................................................... 96
         15.24    Attorneys..................................................................................... 96

                              EXHIBIT/SCHEDULE LIST


Exhibit A                [INTENTIONALLY DELETED]
Exhibit B                [INTENTIONALLY DELETED]
Exhibit C                Stonebriar Development Budget
Exhibit D                [INTENTIONALLY DELETED]
Exhibit E                Relevant Trade Areas

Schedule I               Names of Members
Schedule II              Policies and Procedures
Schedule III             Excluded Costs and Expenses
Schedule IV              Management Fees and Reimbursements
Schedule V               Current Properties
Schedule VI              GGPLP Retained Debt
Schedule VII             NYSCRF Retained Debt

                               OPERATING AGREEMENT

                                       OF

                              GGP/HOMART II L.L.C.


         Operating Agreement, dated November 10, 1999, between GGP Limited Partnership, a Delaware limited partnership ("GGPLP"), The Comptroller of the State of New York as Trustee of the Common Retirement Fund ("NYSCRF" and, together with GGPLP, the "Members") and GGP/Homart II L.L.C., a Delaware limited liability company (the "Company").


                              W I T N E S S E T H:

         A. The Members have formed the Company and own all of the issued and outstanding Units (as defined below).

         B. Each of the Members desires to promote the interests of the Company and the mutual interests of the Members by establishing herein certain terms and conditions upon which the Units will be held, including provisions relating to election of members of the board of directors of the Company, governance of the Company, dissolution of the Company, the transfer of Units and other matters contained herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:


                                    ARTICLE I
                                  DEFINED TERMS

         1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the respective meanings indicated below:

         "Act" shall mean the Delaware Limited Liability Company Act, as amended from time to time.

         "Accredited Investor" shall mean any institutional accredited investor as defined in Rule 501(a) (1), (2), (3) or (7) under the 33 Act or as defined under Rule 501(a) (8) under the 33 Act (if all of the equity owners of such investor are Persons defined in Rule 501(a) (1), (2), (3) or (7) under the 33
Act); provided that such institutional accredited investor has total assets in excess of $200,000,000.

         "Adjusted Capital Account Deficit" shall mean, with respect to any Member, the deficit balance, if any, in such Member's Capital

Account as of the end of any relevant Fiscal Year, after giving effect to the following adjustments:

                  (a) credit to such Capital Account any amounts which such Member is obligated or treated as obligated to restore with respect to any deficit balance in such Capital Account pursuant to Regulations
         Section 1.704-1(b)(2)(ii)(c), or is deemed to be obligated to restore with respect to any deficit balance pursuant to the penultimate sentences of Regulations Section 1.704-2(g)(1) and 1.704-2(i)(5); and

                  (b) debit to such Capital Account the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the requirements of the alternate test for economic effect contained in Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         "Affected Gain" shall have the meaning set forth in Section 4.5(b).

         "Affiliate" shall mean, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term "Affiliated" has a meaning correlative to the foregoing. As used herein, the term "control" shall mean either (i) having (directly or indirectly through one or more intermediaries) the exclusive power to direct the management and policies of a Person or (ii) having both (A) at least fifty percent (50%) of the economic interest in a Person and (B) at least fifty percent (50%) of the voting rights with respect to such Person with the full right to exercise such vote, and the term "controlled" has a meaning correlative to the foregoing. Notwithstanding the foregoing, General Growth Management, Inc., any successor thereto and any other Person shall be deemed to be Affiliates of GGPLP, provided that GG Properties or GGPLP, directly or indirectly, is entitled to receive at least seventy-five percent (75%) of all dividends or other distributions made by such Person.

         "Agreement" shall mean this Operating Agreement, as originally executed and as amended, modified, supplemented or restated from time to time, as the context requires.

         "Alderwood Mall" shall mean the property commonly known as Alderwood Mall, Seattle, Washington, as more particularly described in the Alderwood Mall Contribution Agreement.

         "Alderwood Mall Contribution Agreement" shall mean that certain Contribution Agreement dated concurrently herewith pursuant to which NYSCRF causes the equity interests in the Alderwood Mall Owner to be conveyed to the Company.

         "Alderwood Mall Owner" shall mean Alderwood Mall L.L.C., a Delaware limited liability company.

         "Altamonte Entities" shall mean Altamonte Springs Mall L.L.C., Altamonte Springs Mall, L.P. and Altamonte Springs Mall II, L.P.

         "Altamonte Mall Contribution Agreement" shall mean that certain Contribution Agreement dated concurrently herewith pursuant to which GGPLP conveys and/or causes to be conveyed to the Company all of the equity interests in and to the Altamonte Entities, which Altamonte Entities own, in the aggregate, one hundred percent (100%) of the Altamonte Mall Owner which in turn owns one hundred percent (100%) of the Altamonte Mall.

         "Altamonte Mall" shall mean the property commonly known as Altamonte Mall, Altamonte Springs, Florida, as more particularly described in the Altamonte Mall Contribution Agreement.

         "Altamonte Mall Owner" shall mean Altamonte Mall Venture, a Florida general partnership.

         "Annual Business Plan" shall have the meaning set forth in Section 7.7(c).

         "Antitrust Division" shall have the meaning set forth in Section 9.6.

         "Appraiser" shall mean an independent member of the Appraisal Institute, who shall have a national practice, shall have at least ten years' standing and established experience in appraising properties similar to the Properties and shall not have been employed by either of the Members within the previous three (3) years of the date such Appraiser is appointed; provided, however, that neither Member shall be deemed to have employed an Appraiser merely because a lender to such Member or such Member's Affiliate hired such Appraiser even if such Member or Affiliate paid the fee for such Appraiser.

         "Bankruptcy Event" shall mean, with respect to a Member, the occurrence of any of the following events: (a) the making by it of an assignment for the benefit of its creditors, (b) the filing by it of a voluntary petition in bankruptcy, (c) an adjudication that it is bankrupt or insolvent unless such adjudication is stayed or dismissed within 60 days, or the entry against it of an order for relief in any bankruptcy or insolvency proceeding unless such order is stayed or dismissed within 120 days, (d) the filing by it of a petition or an answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (e) the filing by it of an answer or other pleading admitting or failing to contest the material allegations of the petition filed against it in any proceeding of the nature described in the preceding clause (d), (f) its seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator of it or of all or any substantial part of its properties, or (g) 120 days after the commencement of any proceeding against it seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding has not been stayed or dismissed, or if within 120 days after the appointment without its consent or acquiescence of a trustee, receiver or liquidator of it or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 120 days after the expiration of any such stay, the appointment is not vacated.

         "Benefit Plan Investor" shall have the meaning set forth in the Plan Asset Regulations.

         "Board" or "Board of Directors" shall mean the Board of Directors of the Company in office at the applicable time, as elected in accordance with the provisions hereof and the By-Laws.

         "Board Members" shall have the meaning set forth in Section 7.2(a).

         "Buy-Sell Designated Values" shall have the meaning set forth in
Section 10.2.

         "Buy-Sell Notice" shall have the meaning set forth in Section 10.2.

         "Buy-Sell Purchase Price" shall have the meaning set forth in Section 10.4(a).

         "Buy-Sell Response Notice" shall have the meaning set forth in Section 10.3.

         "Buy-Sell Right" shall have the meaning set forth in Section 10.1.

         "Capital Account(s)" shall mean, with respect to any Member, the separate "book" account which the Company shall establish and maintain for such Member in accordance with Section 704(b) of the Code and Section 1.704-1(b)(2)(iv) of the Regulations and such other provisions of Section 1.704-1(b) of the Regulations that must be complied with in order for the Capital Accounts to be determined in accordance with the provisions of said Regulations. In furtherance of the foregoing, the Capital Accounts shall be maintained in compliance with Section 1.704-1(b)(2)(iv) of the Regulations, and the provisions hereof shall be interpreted and applied in a manner consistent therewith.

         "Capital Contribution" shall mean, with respect to any Member, the amount of money and the Fair Market Value of any property other than money contributed to the Company (net of liabilities, other than Retained Debt, that are assumed by the Company or to which such property is subject). The Fair Market Value of the property being contributed to the Company pursuant to the Contribution Agreements is equal to the "Contribution Amounts" set forth and defined in the Contribution Agreements.

         "Carolina Place" shall mean the property commonly known as Carolina Place, Charlotte, North Carolina, more particularly described in the Carolina Place Contribution Agreement.

         "Carolina Place Contribution Agreement" shall mean that certain Contribution Agreement dated concurrently herewith pursuant to which NYSCRF causes the equity interests in the Carolina Place Owner to be conveyed to the Company.

         "Carolina Place Owner" shall mean Carolina Place L.L.C., a Delaware limited liability company.

         "Cash Reserves" shall mean the aggregate amount of all Reserve Amounts.

         "Cause" shall have the meaning set forth in Section 7.3(d).

         "Certificate of Formation" shall mean the Company's Certificate of Formation, as the same may be amended and/or restated from time to time.

         "Change of Control""Change of Control" shall mean, (a) with respect to GGPLP, GG Properties or any successor (that would not otherwise result in a Change of Control) ceasing to be the sole general partner of GGPLP, (b) with respect to GG Properties, any of the following: (i) any Person, other than the Bucksbaum Family or any Member or any Affiliate of any Member (including by reason of the application of Article IX), becoming the beneficial owner of (x) more than 25% of the GG Stock (assuming for such calculation that the Bucksbaum Family has converted all of their operating partnership units in GGPLP into GG Stock) and (y) more than 110% of the GG Stock beneficially owned by the Bucksbaum Family (assuming the Bucksbaum Family has converted all of their operating partnership units in GGPLP into GG Stock); (ii) the sale or transfer (other than by way of merger or any other transaction in which GG Properties' stockholders receive interests in a successor entity) of all or substantially all of GG Properties' interests in its properties in a single transaction or a series of related transactions; (iii) the merger of GGPLP or GG Properties and another Person and, within eighteen (18) months after such merger, a majority of the Persons who were officers (holding a position of executive vice president or higher or having the responsibilities of any such positions) of GG Properties 90 days prior to such merger are no longer employed by GG Properties or the survivor in the merger (for reasons other than death or disability) in the same or a senior position, or with the same or more senior responsibilities, as prior to the merger; (iv) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the board of directors of GG Properties (together with any new directors whose election or nomination for election was approved by a vote of a majority of the directors (or by a nominating committee of the board of directors) then still in office, who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of GG Properties or its successor by merger or otherwise then in office or (c) the taking of any action, including the filing of a petition, with respect to (x) an assignment for the benefit of creditors of GGPLP or GG Properties, (y) the bankruptcy, insolvency, reorganization, dissolution or any similar occurrence of GGPLP or GG Properties or (z) a liquidation or any other similar occurrence, that might result in the termination of GGPLP or GG Properties (other than in connection with a merger or other transaction in which GG Properties' stockholders receive interests in a successor entity) which action, if taken by someone other than GGPLP or GG Properties has not been discharged within sixty
(60) days. For purposes of this paragraph, the term "Bucksbaum Family" shall mean Matthew Bucksbaum, his spouse, children, descendants and trusts for the benefit of any of them and the spouse, children, descendants and estate of Martin Bucksbaum and any trusts for the benefit of any of them.

         "Class A Board Members" shall have the meaning set forth in Section 7.2(a).

         "Class A Members" shall mean the holders of Class A Units.

         "Class A Minimum Investment" shall have the meaning set forth in
Section 8.4(a)(ii).

         "Class A Units" shall have the meaning set forth in Section 2.5 hereof.

         "Class B Board Members" shall have the meaning set forth in Section 7.2(a).

         "Class B Members" shall mean the holders of Class B Units.

         "Class B Minimum Investment" shall have the meaning set forth in
Section 8.4(b)(ii).

         "Class B Units" shall have the meaning set forth in Section 2.5 hereof.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any corresponding provisions of succeeding law.

         "Commission" shall mean the Securities and Exchange Commission or any successor thereto.

         "Company" shall have the meaning set forth in the preamble.

         "Company Assets" shall mean all right, title and interest of the Company and the Subsidiaries in and to all or any portion of the assets and property, whether tangible or intangible and whether real, personal or mixed, of the Company and the Subsidiaries including any direct or indirect interests therein, and any property (real or personal) or estate or direct or indirect interests therein acquired in exchange therefor or in connection therewith.

         "Company FFO" shall mean, with respect to any period, the funds from operations of the Company as calculated in the manner that "Company FFO" is calculated pursuant to the Stockholders Agreement.

         "Company Minimum Gain" shall have the meaning set forth in Sections 1.704-2(b)(2) and (d)(1) of the Regulations.

         "Contributed Entities" shall mean the Altamonte Entities, the Natick Entities, the Northbrook Entities, the Stonebriar Entities, the Alderwood Mall Owner and the Carolina Mall Owner.

         "Contribution Agreements" shall mean the Alderwood Mall Contribution Agreement, the Altamonte Mall Contribution Agreement, the Carolina Place Contribution Agreement, the Montclair Plaza Contribution Agreement, the Natick Mall Contribution Agreement, the Northbrook Court Contribution Agreement and the Stonebriar Development Project Contribution Agreement.

         "Contribution Default Amount" shall have the meaning set forth in
Section 14.2.

         "Contribution Defaulting Member" shall have the meaning set forth in
Section 14.2.

         "Contribution Default Loan" shall have the meaning set forth in Section 14.2.

         "Contribution Default Notice" shall have the meaning set forth in
Section 14.2.

         "Contribution Non-Defaulting Member" shall have the meaning set forth in Section 14.2.

         "CMBS Financing" shall mean the financing, which is anticipated to close on or before November 30, 1999, pursuant to which the Northbrook Court Owner, the Alderwood Mall Owner and Carolina Place Owner and certain subsidiaries of GGP/Homart will issue collateralized mortgage-backed securities.

         "Defaulting Member" shall mean a Contribution Defaulting Member or Retained Debt Defaulting Member.

         "Default Loan" shall mean a Contribution Default Loan or Retained Debt Default Loan.

         "Development Manager" shall mean, for so long as GGPLP is a Member, GGPLP, General Growth Management, Inc. or another Affiliate of GG Properties (in each case, so long as the same is an Affiliate of GGPLP or GG Properties) designated by GGPLP to act as the development manager of the Company or one or more of its Subsidiaries pursuant to Section 7.3(b).

         "Dissolution Commencement Notice" shall have the meaning set forth in
Section 11.1.

         "Dissolution Commencement Notice Effective Date" shall have the meaning set forth in Section 11.4.

         "Dissolution Right" shall have the meaning set forth in Section 11.1.

         "Dissolution Value of a Property" shall have the meaning set forth in
Section 11.7(b).

         "Dissolution Value of the Company" shall have the meaning set forth in
Section 9.3.

         "Electing Class" shall have the meaning set forth in Section 8.4(c)(i).

         "Entity" shall mean a corporation, partnership, limited liability company, trust, business trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "ERISA" shall have the meaning set forth in Section 7.9(c).

         "Event" shall have the meaning set forth in Section 9.7.

         "Expenditures" for a given period of time shall mean a sum equal to the aggregate of expenses, charges, costs and other amounts actually paid or required to be paid during such period of time in connection with the business of the Company or the properties owned by the Company or any wholly-owned Subsidiary in accordance with the terms hereof, including:

                  (a) expenditures, costs, fees and charges in connection with the ownership, operation, management or leasing of the properties of the Company or any wholly-owned Subsidiary, including all fees and reimbursement amounts payable pursuant to Section 7.3;

                  (b) expenditures, costs and charges in connection with the repair, maintenance, replacement, alteration or addition or capital improvement to any property owned by the Company or a wholly-owned Subsidiary, including any casualty or condemnation losses to the extent that such losses are not reimbursed during such period by any third party responsible therefor or through insurance maintained by the Company or any wholly-owned Subsidiary;

                  (c) all payments of scheduled amortization of principal, interest, points or fees on, or hedging costs associated with, the mortgage loans or other loans to the Company or its wholly-owned Subsidiaries, including upon any refinancing thereof;

                  (d) all sales, payroll, real estate, personal property, occupancy and other excise, income, franchise, property, privilege or similar taxes and assessments imposed upon the Company, any wholly-owned Subsidiary, or any of their properties;

                  (e) utility costs and deposits and other costs and deposits required to obtain or lease any service or equipment relating to the Company, any property owned by the Company or a wholly-owned Subsidiary;

                  (f) leasing commissions and expenditures required to be made in connection with any lease covering space in or at any property owned by the Company or a wholly-owned Subsidiary, including tenant improvements, tenant allowances and payments, costs incurred in connection with assuming a tenant's lease obligations with respect to other real property and costs incurred in connection with the exercise of a right to "take-back" space in a property owned by the Company or a wholly-owned Subsidiary;

                  (g) the Reserve Amount;

                  (h) the fees and expenses of investment bankers, attorneys, accountants, architects, engineers, appraisers and other professionals retained by or on behalf of the Company or its wholly-owned Subsidiaries in accordance with the terms hereof;

                  (i) the transfer taxes, title insurance premiums, survey costs, attorneys fees, costs of environmental reports and other costs and expenses to be paid by the Company pursuant to the Contribution Agreements; and

                  (j) all other costs and expenses of the Company and the wholly-owned Subsidiaries incurred in accordance with this Agreement or as determined by the Board.

         Notwithstanding the foregoing, there shall be excluded from
Expenditures:

                  (1) all non-cash items such as depreciation and amortization;

                  (2) amounts distributed to the Members pursuant to this Agreement;

                  (3) all payments and expenses taken into account in determining Net Disposition Proceeds;

                  (4) any expenditure, cost or charge enumerated in clauses (a) through (i) above incurred in connection with the development of the Stonebriar Development Project in accordance with the Stonebriar Development Plan to the extent of the additional Capital Contributions that are made pursuant to Article XIV;

                  (5) all payments of principal, interest and other amounts in respect of the Retained Debt; and

                  (6) any expenditure, cost or charge enumerated in clauses (a) through (j) above (other than clause (g)) to the extent such expenditure, cost or charge was paid from Cash Reserves.

         "Fair Market Value" shall mean, with respect to a particular asset or interest, the price at which informed and willing parties dealing at arm's length value and under no compulsion to sell or purchase would agree to purchase or sell such asset or interest, taking into account, among other things, the anticipated cash flow, taxable income or taxable loss attributable to the asset or interest in question. In the case of any asset other than a marketable security and unless the method of determining Fair Market Value is otherwise provided herein, the Fair Market Value shall be determined by agreement of the Members. In the case of any marketable security at any date and unless the method of determining Fair Market Value is otherwise provided herein, the Fair Market Value of such security shall equal the closing sale price of such security on the business day (on which any national securities exchange is open for the normal transaction of business) next preceding such date, as appearing in any published list of any national securities exchange or in the National Market List of the National Association of Securities Dealers, Inc., or, if there is no such closing sale price of such security, the final price of such security at face value quoted on such business day by a financial institution of recognized standing which regularly deals in securities of such type.

         "Financing Documents" shall mean any loan agreement, security agreement, mortgage, deed of trust, indenture, bond, note, tax debenture or other instrument or agreement, in each case as amended, relating to indebtedness of the Company or any Subsidiary for borrowed money, an obligation which is represented by one or more securities issued by the Company or any Subsidiary or any tax increment financing of the Company or any Subsidiary.

         "FTC" shall have the meaning set forth in Section 9.6.

         "Funding Notice" shall have the meaning set forth in Section 14.1.

         "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

         "General Growth Officers" shall have the meaning set forth in Section 7.3.

         "General Growth Share Closing Price" on any date shall mean, with respect to the GG Stock, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the GG Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the GG Stock is listed or admitted to trading or, if the GG Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the GG Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the GG Stock as such person is selected from time to time by the Board of Directors of GG Properties.

         "GG Stock" shall mean the common stock, par value $.10 per share, of GG Properties.

         "GGP/Homart" shall mean GGP/Homart, Inc., a Delaware corporation.

         "GGPLP" shall mean GGP Limited Partnership, a Delaware limited partnership.

         "GGPLP Retained Debt" shall mean the debt described on Schedule VI.

         "GG Properties" shall mean General Growth Properties, Inc., a Delaware corporation or any successor thereof.

         "HSR" shall have the meaning set forth in Section 9.6.

         "Independent Board Members" shall have the meaning set forth in Section 8.4(c)(i).

         "Initial Properties" shall mean Alderwood Mall, Altamonte Mall, Carolina Place, Montclair Plaza, Natick Mall, Northbrook Court and the Stonebriar Development Project.

         "Investment Company Act" shall mean the Investment Company Act of 1940, as the same may be amended from time to time.

         "IRS" shall mean the Internal Revenue Service.

         "Key Documents" all Financing Documents, partnership agreements, limited liability company agreements or other joint venture agreements to which the Company (or its Subsidiaries) is a party or by which the Company (or its Subsidiaries) is bound, management agreements to which the Company (or its Subsidiaries) is a party or by which the Company (or its Subsidiaries) is bound, reciprocal easement agreements (including supplemental agreements) to which the Company (or its Subsidiaries) is a party or by which the Company (or its Subsidiaries) is bound, each lease for space in a Property of more than 10,000 square feet service agreements relating to the operation of the Properties, all material permits and licenses relating to the Properties and all material easements and other recorded and unrecorded material agreements relating to the Properties or to which the Company (or its Subsidiaries) is a party or by which the Company (or its Subsidiaries) is bound, in each case as amended.

         "Letter of Intent" shall have the meaning set forth in Section 9.7.

         "Lien" shall mean any mortgage, deed of trust, security interest, lien, pledge, claim or other encumbrance.

         "Liquidating Member" shall mean GGPLP (as long as it is a Member) or such other Person as may be selected by the Board.

         "Member Nonrecourse Deductions" shall have the meaning set forth in
Section 1.704-2(i)(2) of the Regulations.

         "Members" shall mean GGPLP and NYSCRF and their duly admitted successors or assigns (in each case, for so long as such Person remains a Member of the Company) and any other Person who is a member of the Company at the time of reference thereto (and, prior to such time, has been admitted as a member of the Company in accordance with the terms hereof).

         "Minimum Gain Attributable to Member Nonrecourse Debt" shall mean "partner nonrecourse debt minimum gain" as determined in accordance with Regulation Section 1.704-2(i)(2).

         "Montclair Plaza" shall mean the property commonly known as Montclair Plaza, Los Angeles, California, more particularly described in the Montclair Plaza Contribution Agreement.

         "Montclair Plaza Contribution Agreement" shall mean that certain Contribution Agreement dated concurrently herewith pursuant to which NYSCRF is causing Montclair Plaza Owner to convey to the Company Montclair Plaza and certain other property described therein.

         "Montclair Plaza Owner" shall mean Acquiport Five Corporation, a Delaware corporation.

         "Natick Entities" shall mean Natick Trust, General Growth Properties - Natick Limited Partnership and General Growth Properties - Natick II, Inc.

         "Natick Mall" shall mean the property commonly known as Natick Mall, Natick, Massachusetts, as more particularly described in the Natick Mall Contribution Agreement.

         "Natick Mall Contribution Agreement" shall mean that certain Contribution Agreement dated concurrently herewith pursuant to which GGPLP conveys or causes to be conveyed to the Company all of the equity interests in the Natick Entities, which Natick Entities own one hundred percent (100%) of the Natick Owner which in turn owns one hundred percent (100%) of the Natick Mall.

         "Natick Mall Owner" shall mean GGP-Natick Trust, a Massachusetts business trust.

         "Natick Trust" shall mean GGP-Natick Trust, a Massachusetts business trust.

         "Net Disposition Proceeds" shall mean the excess of (a) the proceeds received by the Company or any wholly-owned Subsidiary (including amounts received by the Company or any wholly-owned Subsidiary from non-wholly owned Subsidiaries) from any event that would be deemed a capital transaction in accordance with GAAP consistently applied, including sales of real or personal property or interests therein (other than the sale of personal property in the ordinary course of business), condemnations and conveyances in lieu thereof, damage recoveries, receipts of insurance proceeds (other than rent insurance proceeds, the proceeds of which shall not be included in the calculation of Net Disposition Proceeds), and borrowings (other than short-term unsecured borrowings, the proceeds of which shall not be included in the calculation of Net Disposition Proceeds), over (b) the sum of (i) the expenses or capital expenditures of the Company or such wholly-owned Subsidiary associated with such transaction (including title, survey, appraisal, recording, escrow, transfer tax and other similar costs, brokerage expense and attorneys and other professional fees, the portion of any insurance proceeds or condemnation award applied to the restoration of the affected property and payment or reservation for payment for the discharge of any liability arising pursuant to such transaction), (ii) amounts required (in the Board's discretion or, if contemplated in an approved Annual Business Plan, as set forth in such Annual Business Plan) to establish reserves and to pay current or potential expenses and liabilities of the Company and the Subsidiaries, (iii) amounts used or reserved (in the Board's discretion or, if contemplated in an approved Annual Business Plan, as set forth in such Annual Business Plan) to repay indebtedness of the Company and the Subsidiaries or any other liability of the Company or any Subsidiary in connection with such event and (iv) amounts used or reserved (in the Board's discretion or, if contemplated in an approved Annual Business Plan, as set forth in such Annual Business Plan) to fund the estimated equity requirements for any expansions or renovations of the Company Assets (but the amounts described in clauses (a) and (b) shall not include the proceeds of any permitted replacement or refinancing of Retained Debt, the additional Capital Contributions made pursuant to Article XIV or any payments of principal, interest and other amounts in respect of Retained Debt).

         "Net Income" or "Net Loss" shall mean, for each Fiscal Year or other applicable period, an amount equal to the Company's taxable income or loss for such year or period, determined by the Company accountants in accordance with
Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a) of the Code shall be included in taxable income or loss), with the following adjustments:

                  (a) any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss shall be added to such taxable income or loss;

                  (b) any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Code Section 705(a)(2)(B) expenditures under Section 704(b) of the Code or Section
         1.704-1(b)(2)(iv)(i) of the Regulations and not otherwise taken into account in computing Net Income or Net Loss shall be subtracted from such taxable income or loss;

                  (c) gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the book value of such property (as the same may be restated or otherwise adjusted pursuant to Regulation Section 1.704-1(b)(2)(iv)) rather than its adjusted tax basis;

                  (d) in lieu of the depreciation, depletion, amortization and other cost recovery deductions taken into account in computing taxable income or loss, there shall be taken into account depreciation as determined under Regulation Section 1.704-1(b)(2)(iv)(g)(3); and

                  (e) in the event the book value of any Company asset is restated and/or adjusted pursuant the aforesaid Regulation Sections, the amount of such adjustment shall be taken into account as additional Net Income or Net Loss, as the case may be.

         "Net Sales Price" shall have the meaning set forth in Section 11.7.

         "Non-Defaulting Member" shall mean a Contribution Non-Defaulting Member or Retained Debt Non-Defaulting Member.

         "Nonrecourse Deductions" shall have the meaning set forth in Section 1.704-2(b)(1) and (c) of the Regulations.

         "Nonrecourse Liabilities" shall have the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

         "Northbrook Court" shall mean the property commonly known as Northbrook Court, Northbrook, Illinois as more particularly described in the Northbrook Court Contribution Agreement.

         "Northbrook Court Contribution Agreement" shall mean that certain Contribution Agreement dated concurrently herewith pursuant to which GGPLP conveys or causes to be conveyed to the Company all of the equity interests in the Northbrook Entities, which Northbrook Entities own, in the aggregate, one hundred percent (100%) of the Northbrook Court Owner which in turn owns one hundred percent (100%) of Northbrook Court.

         "Northbrook Court Owner" shall mean Westcoast Estates, a California general partnership.

         "Northbrook Entities" shall mean Northbrook Court L.L.C., Northbrook Court I L.L.C. and Northbrook Court II L.L.C.

         "NYSCRF" shall mean the Comptroller of the State of New York as Trustee of the Common Retirement Fund.

         "NYSCRF Malls" shall mean Alderwood Mall, Carolina Place and Montclair Plaza.

         "NYSCRF Retained Debt" shall mean the debt described on Schedule VII.

         "Offerees" shall have the meaning set forth in Section 9.1.

         "Offerors" shall have the meaning set forth in Section 9.1.

         "Operating Cash Flow" for any given period of time means the excess, if any, of (i) the Receipts for such period of time over (ii) the Expenditures for such period of time.

          "Other Assets" shall mean, as of any date, the book value of the cash and receivables (net of contra accounts) of the Company and its Subsidiaries calculated in accordance with GAAP consistently applied.

         "Permissible Transferee" shall have the meaning set forth in section 8.4(b)(iii).

         "Person" shall mean an individual or Entity.

         "Plan Asset Regulations" shall have the meaning set forth in Section 7.9(c).

         "Prime" shall mean the prime rate as announced from time to time by Wells Fargo Bank, N.A.

         "Property Manager" shall mean, for so long as GGPLP is a Member, GGPLP, General Growth Management, Inc. or another Affiliate of GG Properties (in each case, so long as the same is an Affiliate of GGPLP or GG Properties) designated by GGPLP to act as the property manager for the Company or one or more of its Subsidiaries pursuant to Section 7.3(b).

         "Properties" shall mean the Initial Properties and the Company's direct or indirect interest in any of the foregoing and any additional shopping center or other real estate properties or direct or indirect interests therein acquired (directly or indirectly) by the Company from time to time.

         "Proportionate Share" shall mean, with respect to any Member (unless otherwise provided herein) at any time, a fraction, the numerator of which is the total number of Units owned by such Member at such time and the denominator of which is the total number of Units owned by all of the Members at such time.

         "Proposed Value" shall have the meaning set forth in Section
9.2.

         "Put Notice" shall have the meaning set forth in Section 9.2.

         "Put Notice Effective Date" shall have the meaning set forth in Section 9.4.

         "Put Option" shall have the meaning set forth in Section 9.1.

         "Put Purchase Price" shall have the meaning set forth in Section 9.6.

         "Put Response Notice" shall have the meaning set forth in Section 9.5.

         "Receipts" shall mean for any given period of time, a sum equal to the aggregate of all cash amounts actually received by or unconditionally made available to the Company or any wholly-owned Subsidiary from or in respect of all sources, including:

                  (a) all cash actually received by the Company or any wholly-owned Subsidiary from Subsidiaries that are not wholly-owned by the Company;

                  (b) all rents, percentage rent, rent settlements, expense reimbursements and other charges received from tenants and other occupants of the Company Assets;

                  (c) proceeds of rent insurance and business interruption insurance;

                  (d) all utility or other deposits returned to the Company or any wholly-owned Subsidiary (including by any non-wholly owned Subsidiary);

                  (e) interest, if any, earned on tenant's security deposits or escrows to the extent unconditionally retained and security deposits to the extent applied pursuant to the provisions of the applicable leases;

                  (f) the amount of any net reduction of Cash Reserves, other than to pay Expenditures;

                  (g) any income items (as defined in accordance with GAAP) received by the Company from any other source and not included in (a) through (f) above.

                  Notwithstanding the foregoing, Receipts shall not include (1) any amounts received by the Company and/or the Subsidiaries on account of the issuance or sale by the Company and/or the Subsidiaries of any securities, (2) any tenant's security deposit and interest thereon, if any, as long as the Company or any Subsidiary has a contingent legal obligation to return that deposit or such interest thereon, (3) any amounts included in the calculation of Net Disposition Proceeds, (4) any amounts received in respect of a permitted refinancing or replacement of the Retained Debt and (5) any additional Capital Contribution made pursuant to
Article XIV.

         "Regulations" means the proposed, temporary and final regulations promulgated by the Treasury Department pursuant to the Code, as amended from time to time.

         "Required Funds Amount" shall have the meaning set forth in Section
14.1.

         "Reserve Amount" shall mean for any given period of time an amount or amounts to be held from Receipts after payment of Expenditures (other than the Reserve Amount) as determined by the Board and which shall be used (in amounts and in a manner determined by the Board) for the payment of capital improvements for the properties of the Company and its Subsidiaries (such as major repairs or replacements to the roofs or parking lots) or such other items as may be determined from time to time by the Board.

         "Retained Debt" shall mean the GGPLP Retained Debt and the NYSCRF Retained Debt, collectively.

         "Retained Debt Default Amount" shall have the meaning set forth in
Section 13.2.

         "Retained Debt Defaulting Member" shall have the meaning set forth in
Section 13.2.

         "Retained Debt Default Loan" shall have the meaning set forth in
Section 13.2.

         "Retained Debt Default Notice" shall have the meaning set forth in
Section 13.2.

         "Retained Debt Loan Documents" shall mean the notes, mortgages and other loan documents evidencing, securing or otherwise relating to the Retained Debt.

         "Retained Debt Non-Defaulting Member" shall have the meaning set forth in Section 13.2.

         "Rules" shall have the meaning set forth in Section 9.6.

         "Sale Notice" shall have the meaning set forth in Section 10.2.

         "Sale Property" shall have the meaning set forth in Section 10.1.

         "Second Cure Notice" shall have the meaning set forth in Section
7.3(c).

         "Section 704(c) Tax Items" shall have the meaning set forth in Section 4.5(c).

         "Serial Transferee" shall have the meaning set forth in Section 8.4(b)(iii).

         "Serial Transferor" shall have the meaning set forth in Section 8.4(b)(iii).

         "Stockholders Agreement" shall mean that certain Stockholders Agreement dated as of December 20, 1995, among GGPLP, NYSCRF, GGP/Homart and the other parties thereto, as amended.

         "Stonebriar Development Plan" shall have the meaning set forth in
Section 7.7(e).

         "Stonebriar Development Project Contribution Agreement" shall mean that certain Contribution Agreement dated concurrently herewith pursuant to which GGPLP conveys or causes to be conveyed to the Company all of the equity interests in the Stonebriar Entities, which Stonebriar Entities own one hundred percent (100%) of the Stonebriar Mall Owner which in turn owns one hundred percent (100%) of the Stonebriar Development Project.

         "Stonebriar Development Project" shall mean the regional shopping center to be known as Stonebriar Mall and developed on the land located in Frisco, Texas and that is owned by the Stonebriar Mall Owner, as such land is more particularly described in the Stonebriar Development Project Contribution Agreement.

         "Stonebriar Entities" shall mean Stonebriar Mall L.L.C. and Stonebriar Mall Limited Partnership.

         "Stonebriar Grand Opening" shall mean the "grand opening" of the Stonebriar Development Project.

         "Stonebriar Mall Owner" shall mean Stonebriar Mall Limited Partnership, a Delaware limited partnership.

         "Subsidiaries" shall mean any direct or indirect corporate, partnership, limited liability company, trust or other subsidiary of the Company, whether or not wholly owned by the Company, and a "Subsidiary" shall mean any one of them.

         "Tax Items" shall have the meaning set forth in Section 4.5(a).

         "Tax Matters Member" shall have the meaning set forth in Section 6.4.

         "Tax Payment" shall have the meaning set forth in Article V.

         "Ten Day Average General Growth Closing Price" shall mean, with respect to any purchase and sale pursuant to Article IX, the average of the General Growth Share Closing Prices for each of the ten Trading Days following the date the Put Response Notice is given.

         "33 Act" shall mean the Securities Act of 1933, as amended.

         "Trading Day" shall mean a day on which the principal national securities exchange on which the GG Stock is listed or admitted to trading is open for the transaction of business or, if the GG Stock is not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         "Transfer" shall mean to transfer, sell, assign, pledge, hypothecate, give, create a security interest in or lien on, place in trust (voting or otherwise), transfer by operation of law (other than by way of a merger or consolidation of the Company) or in any other way encumber or dispose of, directly or indirectly and whether or not voluntarily, any Units.

         "Transferee" shall have the meaning set forth in Section 8.1.

         "Trigger Date" shall mean the earlier of (a) the third anniversary of the date hereof, (b) the date a Change of Control occurs, (c) the date of the determination that Cause has occurred pursuant to Section 7.3(d) and (e) and (d) that date that the Class A Members no longer owns the Class A Minimum Investment.

         "UBTI" shall have the meaning set forth in Section 7.9.

         "Units" shall mean units of membership interest in the Company, including (except as otherwise expressly provided herein) the rights to allocations, distributions, management, approval and participation provided herein.

         "Value" shall have the meaning set forth in Section 9.3.

For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

                  (b) the words "including" and "include" and other words of similar import shall be deemed to be followed by the phrase "without limitation"; and

                  (c) any capitalized term used in any Schedule to this Agreement but not defined in such Schedule shall have the meaning assigned to such term in this Agreement or in another Schedule to this Agreement.


                                   ARTICLE II
                              FORMATION OF COMPANY

         2.1 FORMATION OF COMPANY. The Company was formed as a limited liability Company under the Act on August 6, 1999 by the filing of the Certificate of Formation with the Secretary of State of the State of Delaware on August 6, 1999. The parties hereby ratify the execution and filing thereof by the authorized person (within the meaning of the Act) identified therein. It is the intention of the Members that the provisions of this Agreement govern their relations and their respective liabilities and obligations. Accordingly, to the extent permitted by law, in the event of any conflict between any provisions contained in this Agreement and any provision in the Act, the terms and provisions of this Agreement shall control. With respect to any matter not governed by this Agreement, the provisions of the Act shall control.

         2.2 NAME. The business of the Company shall be conducted under the name "GGP/HOMART II L.L.C." or such other name or names as are designated by the management of the Company from time to time. All transactions of the Company, to the extent permitted by applicable law, shall be carried on and completed in the name of the Company or such other name or names as shall be designated by the management of the Company in writing from time to time. The Members shall cause to be executed, filed and published on behalf of the Company such assumed or fictitious name certificates as may be required by law to be filed or published.

         2.3 PRINCIPAL PLACE OF BUSINESS. The location of the Company's principal place of business shall be at 110 North Wacker Drive, Chicago, Illinois 60606 or such other place in the United States as is designated by the management of the Company from time to time.

         2.4 PURPOSE AND BUSINESS OF THE COMPANY. The purpose of the Company shall be to acquire, hold, own, operate, sell, finance, transfer, encumber, exchange and otherwise dispose of or deal with the equity interests in the Contributed Entities and, directly or indirectly, to acquire, develop, redevelop, hold, own, sell, finance, transfer, encumber, exchange, and otherwise dispose of or deal with the Properties (including the acquisition and development of land or properties adjacent to the Properties) and such other properties and assets as shall be determined by the Board. The Company shall have all powers necessary or desirable to accomplish the purposes enumerated. The Company shall not, directly or indirectly, acquire any other assets or businesses (other than in connection with the Properties, including the acquisition and development of land or properties adjacent to the Properties) except with approval of the Board. The name and funds of the Company shall be used only for Company purposes.

         2.5 CLASSES OF UNITS. There shall be, initially, two classes of Units, consisting of Class A Units ("Class A Units") and Class B Units (the "Class B Units"), which shall have the rights and be subject to the limitations contained herein.

         2.6 TERM. The Company shall commence business on the date hereof and shall continue its business indefinitely until its termination as hereinafter provided.

         2.7 NATURE OF THE COMPANY. It is intended that the Company be a limited liability company meeting the definition of "partnership" contained in Section 7701 of the Code and the regulations issued thereunder. Except for purposes of the Code, the Members specifically intend and agree that the Company shall not be a partnership (including, a limited partnership) or any other kind of venture or Person, but a limited liability company under and pursuant to the Act. The Company's Certificate of Formation, this Agreement and the relationships created thereby and hereby and arising therefrom shall not be construed to establish a partnership as among the Members or any other Person or to constitute any Member a partner in the Company or a partner of any other Member or Person. All rights, liabilities and obligations of the Members, both as among themselves and as to Persons not parties to this Agreement, shall be as provided in the Act, except to such extent as may be otherwise expressly provided herein.

         2.8 MEMBERS' NAMES AND ADDRESSES; CLASSIFICATION. The name and mailing address of each Member and the number and classification of Units owned by such Member is listed on Schedule I attached hereto.

         2.9 REGISTERED OFFICE AND REGISTERED AGENT. The address of the registered office of the Company in the State of Delaware is c/o Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805-1297. The name of its registered agent at such address is Corporation Service Company. The Company's management may at any time and from time to time change such office or agent by taking such actions as are required by the Act to change the same, including executing and filing an amendment to the Certificate of Formation.

         2.10 ORGANIZATION CERTIFICATES. The Members shall cause to be executed, filed and/or published:

                  (a) any and all such amendments or supplements to the Company's Certificate of Formation as from time to time may be required by the Act; and

                  (b) all such further certificates, notices, statements or other instruments as may be required by law for the formation, qualification or operation of a limited liability company in all jurisdictions where the Company may elect to do business or otherwise necessary to carry out the purposes of this Agreement.

GGPLP shall be an authorized person of the Company for purposes of any filings under the Act and shall be authorized to execute and deliver on behalf of the Company any certificates, notices, statements or other instruments required under the Act to be executed and filed by the Company.

         2.11 CONCURRENT TRANSACTIONS. The Members acknowledge and agree that, concurrently with the execution and delivery hereof:

                  (a) The Company and GGPLP are entering into the Altamonte Mall Contribution Agreement, the Northbrook Court Contribution Agreement, the Natick Mall Contribution Agreement and the Stonebriar Development Project Contribution Agreement;

                  (b) The Company and NYSCRF (and/or Subsidiaries thereof) are entering into the Alderwood Mall Contribution Agreement, the Carolina Place Contribution Agreement and the Montclair Plaza Contribution Agreement; and

                  (c) The Company and certain of the Contributed Entities are entering into modification agreements with respect to certain indebtedness secured by Company Assets, if required by the lenders thereunder.

         The Members, by execution of this Agreement, hereby authorize, approve and consent to (i) the Company entering into and consummating the transactions described in the Contribution Agreements and (ii) the Company's acquisition of the equity interests in the Contributed Entities and/or the Properties on the terms set forth in the Contribution Agreements.

         2.12 RESTRICTIONS ON OTHER AGREEMENTS. No Member shall grant any proxy or enter into or agree to be bound by any voting trust with respect to the Units, nor shall any Member enter into any agreement or arrangements of any kind (including agreements or arrangements with respect to the acquisition, disposition or voting of Units) with any Person with respect to the Units, in either case on terms inconsistent with the provisions of this Agreement.

                                   ARTICLE III
                                 COMPANY CAPITAL

         3.1 INITIAL CONTRIBUTIONS OF MEMBERS

                  (a) Concurrently herewith and as their Capital Contributions to the Company, the Members are conveying or causing to be conveyed to the Company and/or its Subsidiaries all of the equity interests in the Contributed Entities and/or their respective rights, title and interest in the Initial Properties in accordance with the terms of the Contribution Agreements.

                  (b) The Members acknowledge and agree that immediately after taking into account the Capital Contributions described in Section 3.1(a), GGPLP will have a positive Capital Account balance of $462,000,000.00 and NYSCRF will have a positive Capital Account balance of $462,000,000.00. Such Capital Accounts are being computed without reduction for the Retained Debt.

         3.2 NO ADDITIONAL CAPITAL CONTRIBUTIONS. Except as expressly required by Section 3.1 or Article XIII, no Member shall have any obligation to make any additional Capital Contribution to the Company or to advance any funds thereto.

         3.3 WITHDRAWAL; RETURN OF CAPITAL; INTEREST. No Member shall be entitled to withdraw any part of its Capital Contribution(s) or otherwise withdraw from the Company, or shall be entitled to any distributions from the Company, except as specifically provided herein. No Member shall be entitled to interest on any Capital Contribution to the Company.

         3.4 PRIORITY. Except as otherwise expressly provided herein, there shall be no priority among the Members as to the return of Capital Contributions or withdrawals from or distributions of the Company.

         3.5 DEVELOPMENT PROJECT FUNDING/ACQUISITION FINANCING; ETC. It is the intention of the Members that development of the Stonebriar Development Project be funded as provided in the other sections of this Agreement, including Article XIV, and the cost of acquiring new properties be funded through such sources of financing as shall be determined by the Board. The Members agree that (a) in calculating the Net Disposition Proceeds from the CMBS Financing (which financing requires Board approval as provided herein), the proceeds from such financing shall be reduced only for the costs and expenses associated with such financing and the repayment of the existing debt on Northbrook Court (and not by any of the other items specified in the definition of "Net Disposition Proceeds") and (ii) the Net Disposition Proceeds from such financing shall be distributed to the Members concurrently with the consummation of such financing and otherwise as provided in Article V.

                                   ARTICLE IV
                           ALLOCATION OF COMPANY ITEMS

         4.1 MAINTENANCE OF CAPITAL ACCOUNTS. A separate Capital Account shall be maintained for each Member. Without limiting the foregoing, the Capital Account of each Member shall be (a) credited with the Member's Capital Contribution(s) plus the amount of Net Income allocated or specially allocated to such Member pursuant to this Agreement and (ii) debited with the sum of (i) the amount of Net Loss allocated or specially allocated to such Member pursuant to the provisions of this Agreement and all money and the Fair Market Value of any property paid or distributed by the Company to such Member pursuant to the terms hereof. Any reference in this Agreement to the Capital Account of a Member shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time in accordance herewith.

         4.2 NET INCOME AND NET LOSS

                  (a) Allocation of Net Income. After giving effect to the allocations set forth in Sections 4.3 and 4.4, Net Income for any Fiscal Year or other applicable period (including the period ending on the date on which there is a withdrawal of any Member or a partial withdrawal of the capital of any Member or the period ending on the date immediately preceding the date on which an additional Capital Contribution is made to the Company by a Member in accordance with the terms hereof) shall be allocated among the Members in accordance with their Proportionate Shares at such time.

                  (b) Allocation of Net Loss. After giving effect to the allocations set forth in Sections 4.3 and 4.4, Net Loss for any Fiscal Year or other applicable period (including the period ending on the date on which there is a withdrawal of any Member or a partial withdrawal of the capital of any Member or the period ending on the date immediately preceding the date on which an additional Capital Contribution is made to the Company by a Member in accordance with the terms hereof) shall be allocated between the Members in accordance with their Proportionate Shares at such time.

Notwithstanding anything to the contrary contained herein, the interest expense and/or other deductions and items of income relating to the Retained Debt of each Member shall remain at all times the expense and/or income of such Member and shall not be taken into account in calculating Net Income or Net Loss.

         4.3 SPECIAL ALLOCATIONS. Notwithstanding any provisions of Section 4.2 to the contrary, the following special allocations shall be made in the following order:

                  (a) Minimum Gain Chargeback (Nonrecourse Liabilities) . Notwithstanding anything to the contrary contained in this Article IV, if there is a net decrease in Company Minimum Gain for any Fiscal Year (except as a result of conversion or refinancing of Company Nonrecourse Liabilities, certain capital contributions or revaluation of the Company property, all as further outlined in subsections (d)(2),
         (f)(2), or (f)(3) of Regulations Section 1.704-2), each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Member's share of the net decrease in the Company Minimum Gain. The items to be so allocated shall be determined in accordance with Regulations Section 1.702-2(f). This section is intended to comply with the minimum gain chargeback requirement in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this section shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto.

                  (b) Minimum Gain Attributable to Member Nonrecourse Debt. After giving effect to Section 4.3(a), if there is a net decrease in Minimum Gain Attributable To Member Nonrecourse Debt (other than due to the conversion, refinancing, or other change in the debt instrument attributable to such Company Nonrecourse Liabilities causing it to become partially or wholly nonrecourse, certain capital contributions or revaluations of the Company property as further outlined in Regulations Section 1.704-2(i)(4)), each Member shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent years) in an amount equal to that Member's share of the net decrease in such Minimum Gain Attributable To Member Nonrecourse Debt. The items to be so allocated shall be determined in accordance with Regulations Section 1.702-2(i). This section is intended to comply with the minimum gain chargeback requirement in said section of the Regulation and shall be interpreted consistently therewith. Allocations pursuant to this section shall be made in proportion to the respective amount required to be allocated to each Member pursuant thereto.

                  (c) Qualified Income Offset. In the event that any Member unexpectedly receives any adjustments, allocations or distributions described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6), and such Member has an Adjusted Capital Account Deficit, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate the Adjusted Capital

         Account Deficit as quickly as possible. This Section 4.3(c) is intended to constitute a "qualified income offset" under Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                  (d) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year or other applicable period shall be allocated to the Members in accordance with their respective Proportionate Shares.

                  (e) Member Nonrecourse Deductions. Member Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated to the Member that bears the economic risk of loss for the debt (i.e., the partner nonrecourse debt) in respect of which such Member Nonrecourse Deductions are attributable (as determined under Regulation Sections 1.704-2(b)(4) and (i)(1)).

                  (f) Section 754 Basis Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Sections 732, 734 or 743 of the Code is required, to be taken into account in determining Capital Accounts in accordance with Regulations Section 1.704-1(b)(2)(iv)(m), the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

         4.4 CURATIVE ALLOCATIONS. The allocations set forth in Sections 4.3(a), 4.3(b), 4.3(d) and 4.3(e) (the "Regulatory Allocations") are intended to comply with certain requirements of Regulations Section 1.704-1(b). Notwithstanding any provisions of Sections 4.2 and 4.3 to the contrary (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the cumulative net amount of allocations of Company items under Sections 4.2, 4.3 and 4.4 shall be equal to the net amount that would have been allocated had the Regulatory Allocations not occurred. This
Section 4.4 is intended to minimize to the extent possible and to the extent necessary any economic distortions which may result from application of the Regulatory Allocations and shall be interpreted in a manner consistent therewith.

         4.5 TAX ALLOCATIONS.

                  (a) Generally. Subject to Sections 4.5(b) and 4.5(c), tax items of income, gain, loss, deduction and credit (collectively, "Tax Items") shall be allocated among the

         Members on the same basis as the respective book items. Each Member shall provide to the Company information regarding the tax basis, depreciable lives and depreciation methods of or used for the assets directly and indirectly conveyed by it to the Company.

                  (b) Sections 1245/1250 Recapture. If any portion of gain from the sale of property is treated as gain which is ordinary income by virtue of the application of Code Sections 1245 or 1250 ("Affected Gain"), then (A) such Affected Gain shall be allocated among the Members in the same proportion that the depreciation and amortization deductions giving rise to the Affected Gain were allocated and (B) other Tax Items of gain of the same character that would have been recognized, but for the application of Code Sections 1245 and/or 1250, shall be allocated away from those Members who are allocated Affected Gain pursuant to Clause (A) so that, to the extent possible, the other Members are allocated the same amount, and type, of capital gain that would have been allocated to them had Code Sections 1245 and/or 1250 not applied. For purposes hereof, in order to determine the proportionate allocations of depreciation and amortization deductions for each Fiscal Year or other applicable period, such deductions shall be deemed allocated on the same basis as Net Income and Net Loss for such respective period.

                  (c) Allocations Respecting Section 704(c) and Revaluations. Notwithstanding Section 4.5(b), Tax Items with respect to Company property that are subject to Code Section 704(c) and/or Regulation
         Section 1.704-3 (collectively "Section 704(c) Tax Items") shall, to the extent so required, be allocated in accordance with said Code section and/or Regulation Section 1.704-3, as the case may be. The Members are authorized to specially allocate Tax Items consistent with the principles of Regulation Section 1.704-3.

         4.6 ALLOCATIONS SUBSEQUENT TO ASSIGNMENT. To the extent permitted by the Code, Net Income or Net Loss and other items attributable to Units acquired by reason of an assignment from a Member shall be allocated or adjusted between the assignor and the assignee based upon either (a) the length of time in any fiscal period of the Company during which the assigned Units were owned by each of them, determined with reference to the effective date of the assignment, or
(b) an interim closing of the Company's books (at assignor's sole expense), such manner of allocation or adjustment to be determined by the assignor, with the consent of the Board, which consent shall not be unreasonably withheld.

                                    ARTICLE V
                              COMPANY DISTRIBUTIONS


         Unless the Board otherwise determines, the Company shall distribute to the Members on a quarterly basis (but a monthly basis during such period when there is Retained Debt outstanding) an amount equal to the lesser of (a) the Operating Cash Flow for such quarter or month, as the case may be, and (b) eighty percent of Company FFO for such quarter or month, as the case may be, and the Company shall distribute any Net Disposition Proceeds as soon as practicable after the occurrence (but in no event later than 45 days thereafter) of the event giving rise thereto. Subject to the provisions of the third, fourth and fifth to last sentences of this Article V, any such distributions shall be paid to the Members pro rata in accordance with their Proportionate Shares. If the annual audited report of the Company shall show that there was any over-distribution or under-distribution of Operating Cash Flow to either of the Members with respect to such year, then such Member shall, within 30 days after receipt of such audited report and a written demand for the repayment of any over-distribution referenced therein, repay the over-distribution or the Company shall, within 30 days after receipt of such audited report, pay the under-distribution to the Members, as the case may be. To the extent that any taxes or withholding taxes are due on behalf of or with respect to any Member and the Company is required by law to withhold or to make such tax payments ("Tax Payments"), the Company shall withhold such amounts and make such Tax Payments as so required. Each Tax Payment made on behalf of or with respect to a Member (but not any Tax Payment made by or required to be withheld by a Subsidiary with respect to income allocable to or distributions to be made to the Company) shall be deemed a distribution of Operating Cash Flow in such amount to such Member to the extent such Tax Payment was not attributable to an event giving rise to Net Disposition Proceeds (and shall reduce distributions of Operating Cash Flow and Net Disposition Proceeds that are made concurrently or thereafter to such Member), and to the extent such Tax Payment is attributable to an event giving rise to Net Disposition Proceeds, it shall be deemed a distribution of Net Disposition Proceeds to such Member (and shall reduce distributions of Net Disposition Proceeds and Operating Cash Flow that are made concurrently or thereafter to such Member), and any such deemed distribution shall be deemed to have been paid to the Member on the earlier of the date when the corresponding Tax Payment is made by the Company or the date that the distributions, if any, giving rise to the obligation to make such Tax Payment were made. The Company is hereby directed to deduct the amount of any Default Loans that are due and payable from any distributions to be made to the Defaulting Member pursuant to this Article V and pay such amounts to the Non-Defaulting Member (and such deducted amounts shall be deemed to be distributions made to such Defaulting Member). In the event that the Company pays any principal, interest or other amount in respect of the Retained Debt of either

Member at the request of such Member (which the Company shall be obligated to do to the extent of such Member's share of Company distributions that are then due and payable), the Company shall deduct the amount of such principal, interest or other payment from any distributions to be made to such Member pursuant to this
Article V (and such deducted amounts shall be deemed to be distributions made to such Member). Notwithstanding anything to the contrary contained herein, no distribution of Operating Cash Flow or Net Disposition Proceeds shall be made hereunder if such distribution would cause the Company to breach any covenant contained in, or be in default under, any Financing Document or other agreement binding upon the Company. The distributions made in accordance with this Article V shall not require Board approval.


                                   ARTICLE VI
                               ACCOUNTING MATTERS

         6.1 FISCAL YEAR; DESIGNATION OF AUDITORS. The Company's fiscal year shall be the calendar year. The Company's auditors shall be selected by the Board; provided, however, that (a) until the Board determines otherwise, the Company's auditors shall be Ernst & Young LLP, (b) the Company's auditors shall be a "Big Five" certified public accounting firm (or any successor to any such firm) or other reputable firm as shall be selected by the Board and (c) unless the Board determines otherwise, the Company's auditors shall not be the auditors of GGPLP or GG Properties.

         6.2 BOOKS AND RECORDS. The Company shall maintain or cause to be maintained at the principal place of business of the Company full, true, complete and correct books of account of the Company. The books of account shall contain particulars of all monies, goods or effects belonging to or owing to or by the Company or paid, received, sold or purchased in the course of the Company's business, and all of such other transactions, matters and things relating to the business of the Company as are usually entered in books of accounts kept by persons engaged in a business of a like kind and character. In addition, the Company shall keep all records required to be kept pursuant to the Act. Each Member shall, at reasonable times, have free access thereto for the purpose of inspecting or copying same. Any records maintained by the Company in the regular course of its business, including its Unit ledger, books of account and minute books, if any, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Company shall so convert any records so kept upon the request of any person entitled to inspect the same.

         6.3 REPORTS AND STATEMENTS.

                  (a) Not later than 45 days after the end of each fiscal quarter (other than the fourth quarter), the Company shall prepare (or cause to be prepared) and mail to each Member an unaudited report (prepared in accordance with GAAP except for the absence of footnotes) setting forth as of the end of such fiscal quarter:

                                (i) a consolidated balance sheet of the Company
                  and the Subsidiaries; and

                                (ii) a consolidated income statement of the
                  Company and its Subsidiaries for such fiscal quarter.

                  (b) Not later than 90 days after the end of each fiscal year, the Company shall prepare (or cause to be prepared) and shall mail to each Member, a report (prepared in accordance with GAAP) setting forth as of the end of such fiscal year:

                                 (i) a consolidated balance sheet of the Company
                  and the Subsidiaries (which will include appropriate footnote disclosure) (and a consolidated balance sheet prepared on a fair market value basis provided NYSCRF has provided the fair market value of the Properties to be used in preparing such balance sheet at least 30 days prior to the date it is due and NYSCRF shall pay the cost of auditing such balance sheet (which cost, notwithstanding anything to the contrary contained herein, shall not be a Company Expenditure);

                                (ii) an consolidated income statement of the
                  Company and the Subsidiaries for such fiscal year;

                                (iii) a consolidated statement of cash flows of
                  the Company and the Subsidiaries for such fiscal year; and

                                (iv) a statement of changes in Members' Capital
                  Accounts for such fiscal year.

The annual financial statements referred to in item (b) above shall be accompanied by a report of the Company's independent certified public accountants stating that an audit of such financial statements has been made in accordance with generally accepted auditing standards, stating the opinion of the accountants in respect of the financial statements and the accounting principles and practices reflected therein and as to the consistency of the application of the accounting principles, and identifying any matters to which the accountants take exception and stating, to the extent practicable, the effect of each such exception on such financial statements. The Company shall provide to any Member such supporting schedules and other data as may from time to time be reasonably requested by such Member relating to the presentation of the Company's financial statements.

                  (c) Not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year, the Company shall prepare (or cause to be prepared) and mail to each Member a report setting forth in reasonable detail a calculation of the Company's Operating Cash Flow and Net Disposition Proceeds for the immediately preceding quarter together with a comparison of the (i) Operating Cash Flow for the same fiscal quarter in the prior year, (ii) budgeted Operating Cash Flow for the quarter, based upon the Annual Business Plan approved by the Board covering such fiscal quarter and (iii) a status report of the Company's activities during such fiscal quarter substantially in the form of the quarterly status reports delivered in connection with GGP/Homart.

                  (d) Not later than 90 days after the end of each fiscal year, the Company shall prepare (or cause to be prepared) and mail to each Member a report setting forth in reasonable detail a calculation of the Company's Operating Cash Flow and Net Disposition Proceeds for the immediately preceding fiscal year together with a comparison of the (i) Operating Cash Flow for the prior fiscal year and (ii) budgeted Operating Cash Flow for the fiscal year, based upon the Annual Business Plan approved by the Board for such prior fiscal year.

                  (e) Concurrently with each distribution of Operating Cash Flow pursuant to Article V, the Company shall deliver to each Member a report setting forth in reasonable detail a calculation of such Member's Proportionate Share of the Company's Operating Cash Flow for the immediately preceding quarter and the amount of the distribution for such period.

                  (f) Concurrently with each distribution of Net Disposition Proceeds, the Company shall deliver to each Member a report setting forth in reasonable detail a description of the transaction or transactions giving rise to the Net Disposition Proceeds, a calculation of the Net Disposition Proceeds, the Member's Proportionate Share of such Net Disposition Proceeds and the amount of the Net Disposition Proceeds being distributed to such Member.

                  (g) The Company shall prepare and deliver to each Member the reports set forth in Schedule II.

                  (h) The Company shall prepare and deliver to each Member such other reports as any Member shall reasonably require.

         6.4 TAX MATTERS MEMBER. GGPLP is hereby designated as the Tax Matters Member for the Company, which has the meaning of "tax matters partner" under
Section 6231(a)(7) of the Code; provided, however, (i) in exercising its authority as Tax Matters Member, GGPLP shall be limited by the provisions of this Agreement affecting tax aspects of the Company; (ii) the Tax Matters Member shall consult in good faith with the Board regarding the filing of a Code
Section 6227(b) administrative adjustment request with respect to the Company before filing such request, it being understood, however, that the provisions hereof shall not be construed to limit the ability of any Member, to file an administrative adjustment request on its own behalf pursuant to Section 6227(a) of the Code; (iii) the Tax Matters Member shall consult in good faith with the Board regarding the filing of a petition for judicial review of an administrative adjustment request under Section 6228 of the Code, or a petition for judicial review of a final partnership administrative judgment under Section 6226 of the Code relating to the Company before filing such petition; (iv) the Tax Matters Member shall give prompt notice to the other Members of the receipt of any written notice that the Internal Revenue Service or any state or local taxing authority intends to examine Company income tax returns for any year, receipt of written notice of the beginning of an administrative proceeding at the Company level relating to the Company under Section 6223 of the Code, receipt of written notice of the final Company administrative adjustment relating to the Company pursuant to Section 6223 of the Code, and receipt of any request from the Internal Revenue Service for waiver of any applicable statute of limitations with respect to the filing of any tax return by the Company; and
(v) the Tax Matters Member shall promptly notify the other Members if the Tax Matters Member does not intend to file for judicial review with respect to the Company.

         6.5 TAX ELECTIONS AND RETURNS. The Tax Matters Member GGPLP shall, from time to time, make such tax elections on behalf of the Company as it deems necessary or desirable in its discretion to carry out the business of the Company or the purposes of this Agreement, including elections under Section 754 of the Code. The Tax Matters Member shall cause the Company accountants to prepare and file federal, state and local tax returns for the Company on a timely basis, and shall furnish copies thereof to the Members with required partnership schedules showing allocations of book and tax items.

         6.6 INTERIM ACCOUNTING. The Tax Matters Member may cause the books of account of the Company to be closed on an interim basis when the Board deems such closing necessary or appropriate under the circumstances, including a transfer of Units causing a termination of the Company for tax purposes.

                                   ARTICLE VII
                         GOVERNANCE; BOARD OF DIRECTORS

         7.1 ACTION BY MEMBERS TO EFFECTUATE THIS AGREEMENT. Each Member agrees to take all actions necessary to carry out and effectuate the provisions of this Agreement, including to vote in a manner consistent with this Agreement and to cause any Board Member elected by it to take such actions as are required to be taken by this Agreement.

         7.2 BOARD.

                  (a) Except as otherwise expressly set forth herein, the Board of Directors of the Company shall consist of six members, and the holders of Class A Units (by majority vote) shall have the right from time to time at their election to designate three members to the Board (the "Class A Board Members"), and the holders of Class B Units (by majority vote) shall have the right from time to time at their election to designate three members to the Board (the "Class B Board Members" and, together with the Class A Board Members, the "Board Members").

                  (b) Members of the Board (other than Independent Board Members) shall not receive compensation for serving as members as the Board. Independent Board Members may be paid reasonable and customary compensation as determined by the Board. If he or she elects, a Board member shall be entitled to the reasonable reimbursement of his or her actual out-of-pocket expenses in attending Board meetings.

                  (c) To carry out the provisions of this Section 7.2, GGPLP, as the sole Class A Member, and NYSCRF, as the sole Class B Member, hereby elect the following designated persons as the initial Class A Board Members and the initial Class B Board Members, respectively:

         Class A Board Members              Matthew Bucksbaum
                                            John Bucksbaum
                                            Robert A.  Michaels

         Class B Board Members              Marjorie Tsang
                                            Yvonne D. Nelson
                                            Frank L. Sullivan, Jr.

                  (d) Subject to Section 7.2(e), either the Class A Member or Class B Member may, by delivering written notice to the other, remove any Board Member designated by it and fill any vacancy in one or more of its Board Member positions. No Board Member otherwise may be removed and no vacancy otherwise may be filled.

                  (e) Notwithstanding anything to the contrary contained herein, every Class A Board Member shall also be an executive officer of GG Properties holding the office of executive vice president or higher, including Chairman of the Board.

                  (f) Except as expressly provided herein, no Member shall have any right to approve any action of or have any voice in the management of the Company, and no Member shall have authority to bind or otherwise act for the Company.

                  (g) Subject to the provisions of Section 7.3(a), the Members agree that so long as GGPLP holds more than the Class A Minimum Investment, the Class A Board Members shall have the right and authority to designate and remove all of the officers and directors or trustees of the Subsidiaries, subject to the approval of the Class B Board Members, which approval shall not be unreasonably withheld.

         7.3 OFFICERS; MANAGEMENT; RIGHTS IN THE EVENT OF CAUSE.

                  (a) Subject to the provisions of Sections 7.2(g) and 7.3(b), the officers of the Company and the Subsidiaries (to the extent the Subsidiaries have officers) shall consist of the Persons designated by the Board in the manner provided herein for Board actions, and such Persons shall serve in the offices designated by the Board until their respective successors are duly appointed by the Board, they resign, die or are removed (which the Board may do with or without cause in the manner provided herein for Board actions). Officers of the Company may not be removed except as expressly provided herein.

                  (b) So long as GGPLP holds more than the Class A Minimum Investment and provided both the Class A Member and Class B Member are entitled to designate Board Members in accordance with the provisions of this Agreement, the Members agree to cause the Class A Board Members and Class B Board Members to (i) designate the Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary of GG Properties to serve ex officio as the Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary of the Company and of the Subsidiaries (to the extent that the Subsidiaries have officers) (the "General Growth Officers") (and to remove any such Person who no longer is serving in such capacity as an officer of General Growth) and (ii) designate certain persons identified by any of the General Growth Officers as vice presidents, assistant treasurers or assistant secretaries of the Company and/or its Subsidiaries (and remove any such Person that is designated to be removed by the General Growth Officers). Notwithstanding anything to the contrary contained herein and unless and to the extent the Board otherwise determines, from and after the date on which GGPLP no longer holds the Class A Minimum Investment, the Members agree that the General Growth Officers shall no longer be the officers of the Company, they shall no longer manage the Company or the Properties, they shall no longer be entitled to the fees set forth in the Schedules attached hereto (except as expressly provided therein) and the officers shall be selected by the Board as reconstituted pursuant to Section 8.4(c).

                  (c) Subject to Section 7.7 hereof, the officers of the Company and the Subsidiaries shall be authorized to manage the business and affairs of the Company and the Subsidiaries in accordance with all Key Documents, legal requirements and the terms hereof; and, subject to the foregoing, the officers of the Company and the Subsidiaries shall have the right to take all actions on behalf of the Company and the Subsidiaries. The General Growth Officers, so long as they shall serve as the management of the Company, shall manage the day to day operations of the Company and each of the Properties in a manner substantially consistent with the management of GGPLP and GG Properties. Without in any way limiting the generality of the foregoing, the officers of the Company and the Subsidiaries shall manage the day to day operations of the Properties in accordance with the policies and other matters set forth on Schedule II. All costs and expenses incurred in connection with the management of the Company and the Subsidiaries and the ownership, operation, management and development of the Properties shall be paid by the Company and the Subsidiaries, or if paid by GGPLP or any of its Affiliates, the Company and the Subsidiaries shall reimburse GGPLP or its Affiliates therefor to the extent such costs and expenses were incurred by reason of acts which (i) are for or on behalf of the Company, (ii) within the scope of the authority granted hereunder and (iii) did not constitute gross negligence or willful misconduct on the part of GGPLP or its Affiliates; provided, however, that for so long as the General Growth Officers are the officers of the Company, the costs and expenses of the Company and the Subsidiaries listed on Schedule III shall be paid by GGPLP or its Affiliates and shall not be reimbursed to GGPLP or its Affiliates or charged to the Company or the Subsidiaries or paid from Company Assets. So long as the General Growth Officers are the officers of the Company, the Company and/or the Subsidiaries shall pay to GGPLP and its Affiliates (as provided below) the fees and reimbursable amounts with respect to the Company Assets in the amounts and in the manner set forth on Schedule IV. Unless otherwise approved by the Board, and except as may otherwise be provided in this Agreement, no other fee or compensation shall be paid by the Company and/or the Subsidiaries to GGPLP, GG Properties or any of their Affiliates in connection with the management of the Company and/or the Subsidiaries and the Company Assets. So long as the General Growth Officers are the officers of the Company, the Company and its Subsidiaries shall be authorized to enter into one or more agreements with GGPLP and any of its Affiliates to delegate all or any portion of the managerial responsibilities of the General Growth Officers to such entities; provided that, (i) the General Growth Officers shall not be relieved of their obligation to manage the Company or any other obligation or responsibility under this Agreement by reason of such delegation, (ii) the Company shall not incur any additional cost by reason of such delegation and (iii) GGPLP and any such Affiliate shall be obligated to carry out their delegated managerial responsibilities in accordance with the policies set forth on Schedule II to the extent applicable and (iv) and Board shall not lose any rights provided hereunder. Any such agreement entered into by the Company and/or its Subsidiaries, on the one hand, and GGPLP and/or any of its Affiliates, on the other hand, may provide that all or any portion of the fees and reimbursable amounts set forth on Schedule IV shall be paid to an Affiliate of GGPLP, rather than to GGPLP, and may contain customary indemnities from the Company and its Subsidiaries to GGPLP and such Affiliate against claims, losses, liabilities, costs and expenses arising out of the operation or management of Company Assets to the extent such management was within the scope of the authority expressly granted to GGPLP or such Affiliate hereunder or thereunder, other than claims, losses, liabilities, costs and expenses caused by the gross negligence or willful misconduct of GGPLP or such Affiliate and shall also contain customary indemnities by GGPLP or such Affiliate to the Company with respect to GGPLP's or such Affiliate's gross negligence or willful misconduct. Any such agreement shall be terminable by the Class B Board Members, in their sole discretion, immediately following the General Growth Officers ceasing to serve as the Company's management, GGPLP ceasing to own the Class A Minimum Investment or the Development Manager or the Property Manager ceasing by operation of law or otherwise to be GGPLP, GG Properties or an Affiliate of GGPLP or GG Properties (and otherwise are only terminable as expressly provided herein). Unless otherwise provided herein or approved by the Board, the Company shall not have any employees. Notwithstanding anything to the contrary contained herein, the Company shall (and shall cause the Subsidiaries to) continue to engage the existing property manager(s) for Carolina Place and Montclair Plaza through December 31, 1999 pursuant to the existing management agreement(s) for such Properties, and the Company and the Subsidiaries shall not commence paying GGPLP and/or its Affiliates the property management fees for Montclair Plaza and Carolina Place (which fees are set forth in Section 1 of Schedule IV) until January 1, 2000.

                  (d) The Class B Members shall have the right, in their sole discretion, to exercise the rights under Article IX or XI hereof in the event that Cause exists.

                  (e) For purposes of this Agreement, "Cause" shall mean, (i) the failure of the General Growth Officers to submit an Annual Business Plan to the Board as provided in Section 7.7(c) hereof, (ii) the failure of the General Growth Officers to obtain prior Board approval (as part of an approved Annual Business Plan or otherwise) for any of the matters enumerated in Section 7.7(d) hereof (unless Board approval is not required pursuant to the provisions of this Agreement), (iii) the General Growth Officers taking or causing the Company to take any action materially in contravention of an approved Annual Business Plan (other than actions otherwise permitted hereunder), (iv) a willful and material violation by GGPLP or GG Properties of the provisions of
         Section 7.10 hereof or (v) the engaging by any General Growth Officers, GGPLP, GG Properties, or the Property Manager, if any, in willful misconduct, including fraud, embezzlement or theft which is demonstrably and materially injurious to the Company; provided that Cause shall not be deemed to exist until the procedures set forth in
         Section 7.3(f) below have been complied with.

                  (f) If the Class B Member or Class B Board Members believe that an event giving rise to Cause has occurred, the Class B Members or Class B Board Members shall deliver a notice (the "Cause Notice") to the General Growth Officers setting forth with particularity the event giving rise to Cause and the applicable clause of Section 7.3(e). If the event giving rise to Cause is one enumerated in Section 7.3(e) (i),
         (ii) or (iii), the General Growth Officers shall have fifteen (15) days from the date of the delivery of such notice to cure the action or failure to act (or if such action or failure to act, or consequence of such action or failure to act, is curable but is of such a nature that it cannot be cured within such fifteen (15) day period, the General Growth Officers shall commence such cure and proceed diligently to Complete the curing thereof as promptly as practicable). The General Growth Officers shall promptly, and, in any event, by the end of the fifteen (15) day cure period, notify (the "Cure Notice") the Class B Member or any Class B Board Member that either (i) the event giving rise to Cause has been cured and specifying the actions taken in respect thereof or (ii) the event giving rise to Cause is curable but cannot be cured within fifteen (15) days and specifying the actions that have been taken and will be taken in respect thereof, in which case upon such cure the General Growth Officers will deliver a second notice stating that the event giving rise to Cause has been cured and specifying the actions that have been taken in respect thereof (the "Second Cure Notice"). Unless the Class B Member or such Class B Board Member reasonably objects in writing to the Cure Notice or the Second Cure Notice, as the case may be, within ten (10) days of delivery thereof, the event giving rise to Cause (to the extent such Cure Notice or Second Cure Notice states that the events giving rise to Cause have been cured) shall be deemed to be cured. If GGPLP wishes to contest the existence of Cause, the General Growth Officers shall within ten (10) days of receipt of the Cause Notice, or, if the Class B Member or such Class B Board Member has reasonably objected to the Cure Notice or the Second Cure Notice, as the case may be, the Class B Member or any Class B Board Member shall within ten (10) days of receipt of the Cure Notice or the Second Cure Notice, as the case may be, submit the existence of Cause to arbitration pursuant to Section 11.13 hereof. If the question of Cause or the cure thereof has been submitted to arbitration, Cause shall not be deemed to have occurred unless and until the arbitrators have reached a final decision that Cause exists or has not been cured. If the General Growth Officers neither submit the question of Cause to arbitration nor deliver a Cure Notice within the fifteen (15) day period following the date of the delivery of the Cause Notice, then Cause shall be deemed to exist on the day immediately following such fifteen (15) day period. During any arbitration proceeding, the General Growth Officers shall use all diligent and good faith efforts to act or cease from acting in the manner that is the subject of the dispute. Arbitration costs shall be charged to the losing party.

                  (g) As to the allocation among the officers of the rights, powers, authority and duties of the officers as a group hereunder, each officer shall have the rights, powers, authority and duties as generally pertains to his or her office or as may be specified by the Chief Executive Officer or the President of the Company unless otherwise provided herein. The Secretary shall have the duty to record the proceedings of the meetings of the Board and any committees in a book to be kept for that purpose. The Board may require any officer, agent or employee to give security for the faithful performance of his or her duties.

         7.4 CHAIRMAN OF THE BOARD. So long as the General Growth Officers are the officers of the Company, the Members agree to cause the Class A Board Members and Class B Board Members to designate as the Chairman of the Board and the Subsidiaries the Board Member elected by GGPLP who holds the most senior position at GG Properties (the "General Growth Chairman").

         7.5 COMMITTEES. The Board shall have the power to create committees, including an executive committee and an audit committee, to designate, remove and replace committee members and to delegate to such committees such powers and authority as the Board may determine and as may then be permitted by the Company's Certificate of Formation and the Act; provided, however, that so long as the Class A Member and Class B Member are entitled to designate Board Members in accordance with the provisions of this Agreement, (i) any committee established by the Board shall have at least one member designated by the Class A Board Members and at least one member designated by the Class B Board Members unless the Board determines otherwise and (ii) subject to Section 7.2(e), the Class A Board Members shall be exclusively entitled to designate, remove and replace the Class A committee members and the Class B Board Members shall be exclusively entitled to designate, remove and replace the Class B committee members. Except as provided herein and unless the Board otherwise provides, each committee may adopt, amend or repeal rules for the conduct of its business that are consistent with the terms hereof. Each committee shall otherwise conduct its business in the same manner as the Board conducts its business pursuant to this Agreement.

         7.6. CERTIFICATE OF FORMATION; BY-LAWS. Each Member shall take all other actions necessary and appropriate to ensure that the Company's Certificate of Formation and By-Laws do not at any time conflict with the provisions of this Agreement or any Key Document and shall not consent to or approve of any amendment to the Certificate of Formation or By-Laws which would be inconsistent with this Agreement or any Key Document.

         7.7 ACTIONS BY BOARD.

                  (a) Actions by Directors. (a) Except as otherwise provided herein, at such times as both Class A Units and Class B Units shall be outstanding, at all meetings of the Board a quorum shall exist for the transaction of business if at least two (2) Class A Board Members and two (2) Class B Board Members are present. At such times as both Class A Units and Class B Units shall be outstanding, at all meetings of any committee of the Board a quorum shall exist for the transaction of business if at least one member designated by the Class A Board Members and one member designated by the Class B Board Members are present, unless the Board shall determine otherwise. At all other times (i.e., when the Board is constituted pursuant to Section 8.4(c)), a quorum shall exist for the transaction of business if at least a majority of Board or committee members are present. Actions of the Board or any committee thereof may be taken at meetings or by written consent, and any written consent shall be filed with the minutes of proceedings of the Board or the appropriate committee thereof. Attendance at any meeting may be by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each another. In case at any meeting of the Board or a committee thereof a quorum shall not be present, the members of the Board or such committee present may adjourn the meeting from time to time until a quorum shall be present.

                  (b) When action is to be taken by vote of the Board or any committee thereof and except as otherwise provided herein, each member of the Board or such committee shall be accorded one vote. Except as otherwise provided herein (including Section 7.2 and Section 8.4(c) hereof), each and every corporate action taken by vote of the Board or any committee thereof shall be authorized only by the affirmative vote of the majority of the Board or committee members, as the case may be, present at a duly constituted meeting at which a quorum is present and acting throughout; provided that, at such times as both Class A Units and Class B Units shall be /outstanding and entitled to elect Board Members pursuant to this Agreement, at least one Class A Board Member and one Class B Board Member (in the case of Board meetings), or one Class A committee member and one Class B committee member (in the case of committee meetings), has voted in favor of such action.

                  (c) On or before December 15 of each year, commencing December 15, 2000, for each Property that is operating, is then under construction or development or is in the planning stage, the General Growth Officers will cause to be prepared and submitted to the Board for approval a proposed annual business plan (including an annual capital budget and operating budget and leasing guidelines to permit the execution of leases on behalf of the Company and its Subsidiaries without specific Board approval, which shall include figures for minimum square foot base rental, maximum tenant improvement allowances, maximum obligations on lease take-overs and any other leasing criteria proposed by the General Growth Officers) for the following fiscal year, such plan to be substantially in the form of the "Annual Business Plans" for 1999 delivered pursuant to the Stockholders Agreement (unless otherwise provided herein) or otherwise approved by the Board (each, an "Annual Business Plan") (and the General Growth Officers will cause to be prepared and submitted to the Board for approval a proposed Annual Business Plan for 2000 within 60 days following the date hereof). The proposed Annual Business Plan also shall itemize each transaction or matter requiring approval of the Board pursuant to
         Section 7.7(d) below. The General Growth Officers also shall cause the Board to be provided with quarterly updates to the Annual Business Plans. A meeting of the Board to consider an Annual Business Plan for approval shall, unless the Board otherwise determines, be held no sooner than 45 days following submission of the proposed Annual Business Plan to the Board and no later than 75 days following submission thereof. Prior to such meeting, the General Growth Officers shall make available to the Class B Board Members and their representatives and advisors such backup information with respect to the Annual Business Plan as the Class B Board Members shall reasonably request and shall be reasonably available to consult with the Class B Board Members regarding the details of the Annual Business Plan. If the Board shall consider for adoption a proposed Annual Business Plan for any year and shall fail to adopt it in its entirety because of disagreement as to one or more items although the Board shall agree on other items, then the Board shall adopt as the Annual Business Plan for such year such proposed Annual Business Plan exclusive of the items as to which there is disagreement, provided, however, that if there is disagreement over any item of expenditure in such Annual Business Plan that is nondiscretionary, then the Board shall adopt such Annual Business Plan as it relates to such nondiscretionary item of expenditure, and provided further, however, that if there is disagreement over any discretionary item of operating expenditure in such Annual Business Plan, then the Board shall adopt such Annual Business Plan including such discretionary item of operating expenditure in an amount equal to the amount reasonably proposed for such operating expenditure item by the General Growth Officers (and, in the event that the Annual Business Plan otherwise has not been approved for any year, the General Growth Officers may cause the Company to make discretionary operating expenditures in such amounts as they reasonably deem appropriate and to expend funds for nondiscretionary items until such Annual Business Plan is approved). Although the General Growth Officers shall use reasonable efforts to include all nondiscretionary items in the Annual Business Plan, expenditures for nondiscretionary items shall not be limited by amounts set forth in an approved Annual Business Plan. "Nondiscretionary items" shall mean items that must be paid by the Company to avoid a material adverse effect on the business, operations or value of the assets of the Company and/or its Subsidiaries. Without limiting the generality of the foregoing, the Members acknowledge and agree that nondiscretionary items include the minimum amount of funds needed to (i) pay and perform when due all of the obligations of the Company and/or its Subsidiaries under any notes, mortgages and other instruments to which the Company or any Subsidiary is or shall be a party or by which the Company and/or its Subsidiaries or its or their assets are bound in connection with any financing, (ii) pay when due real estate and other taxes affecting the Company and/or its Subsidiaries and insurance premiums for the Company and/or Subsidiary assets and the Company and/or its Subsidiaries, and (iii) comply with all laws now or hereafter in force which shall be applicable to all or any part of the assets of the Company and/or its Subsidiaries and the operation and management thereof (including the making of capital expenditures required for such compliance) if the failure to comply would (A) expose the Company, any Subsidiary, any Member or any employee, agent, officer, director, trustee or contractor of the Company and/or any Subsidiary, any Member, GG Properties, the Development Manager or the Property Manager to the risk of criminal prosecution, (B) entitle any enforcing entity to take any action which could materially and adversely affect the business, operation or value of the Company and/or its Subsidiaries or
         (C) invalidate or impair any of the insurance maintained by the Company and/or its Subsidiaries.

                  (d) Notwithstanding anything to the contrary contained herein, the following matters will require approval of the Board (either as part of an approved Annual Business Plan or by separate Board action) unless any such matters have been specifically approved pursuant to this Agreement (including Articles VIII, IX, X or XI) or otherwise:

                                (i) The purchase or other acquisition by the
                  Company and/or its Subsidiaries of any material asset or property or any direct or indirect interest therein, but excluding purchase options where the cost of the option does not exceed $500,000;

                                (ii) the sale, transfer, assignment, exchange or
                  other disposition by the Company or any of its Subsidiaries of any Property or any direct or indirect interests therein or any part thereof;

                                (iii) the development, redevelopment or
                  expansion by the Company or any Subsidiary of the Properties;

                                (iv) the incurrence by the Company or any
                  Subsidiary of any indebtedness for borrowed money, whether secured or unsecured, or the refinancing of any indebtedness for borrowed money, whether secured or unsecured (including any capital lease obligation) in excess of $500,000 in the aggregate in any fiscal year (excluding indebtedness for borrowed money that has been approved by the Board);

                                (v) the pledge, encumbrance or subjecting to
                  liens or mortgages by the Company or any Subsidiary of any Property in connection with a financing or refinancing;

                                (vi) with respect to each "Major Expense
                  Category" (as so denominated in the Annual Business Plan), the expenditure by the Company and/or any Subsidiary of amounts in excess of those set forth in an approved Annual Business Plan, unless (A) the aggregate of all such amounts (excluding nondiscretionary items and emergency expenditures referred to below in excess of the amount budgeted therefor) do not exceed 105% of the total expenditures set forth in such Annual Business Plan for such Major Expense Category (but the amount of the fees identified on Schedule IV may not be increased) or (B) such amounts are nondiscretionary items (as defined in Section 7.7(c)) or otherwise are required, in the reasonable judgment of the Company's management, to be expended because of an emergency involving an immediate threat to the health, safety or condition of persons or property and the Company's management is hereby authorized to spend such amounts without further Board action (but only such amounts as are required to alleviate such immediate threat);

                                (vii) the merger, consolidation, reorganization
                  or other similar transaction involving the Company or any Subsidiary with or into another Person, in any such case, whether in a single transaction or a series of related transactions;

                                (viii) except as provided in 7.7(d)(xiv), any
                  Company or Subsidiary transaction or agreement (or amendment or modification to any transaction or agreement) with, involving or benefitting GGPLP, GG Properties, or an Affiliate of GGPLP or GG Properties;

                                (ix) other than a dissolution pursuant to
                  Article XI, the taking of any action, including the filing of a petition, with respect to (x) an assignment for the benefit of creditors of the Company or any Subsidiary, (y) the bankruptcy, insolvency, reorganization, dissolution or any similar occurrence of the Company or any Subsidiary or (z) a liquidation or any other similar occurrence, that might result in the termination of the Company or any Subsidiary;

                                (x) the admission of additional Members or the
                  issuance, grant or entry into an agreement or arrangement providing for options, warrants or other rights, interests or securities convertible into or exchangeable for any equity interests in the Company or any Subsidiary;

                                (xi) except as otherwise expressly provided
                  herein (including the provisions of Article V), the determination of the amount and timing of distributions of Net Disposition Proceeds and Operating Cash Flow;

                                (xii) the determination of Reserve Amounts for
                  any fiscal year;

                                (xiii) the establishment of the Company's policy
                  with respect to the appropriate levels of debt capitalization of the Company;

                                (xiv) the consent to any amendments or
                  supplements to, or the making of elections or grant of waivers of conditions or the enforcement of rights under, any Contribution Agreement, provided, however, that in connection with any Board resolutions with respect to such matters and so long as the Class A Member and Class B Member are entitled to designate Board Members in accordance with the provisions of this Agreement, (A) the Class B Board Members shall have the exclusive right to vote (and the Class A Board Members shall not have the right to vote and the vote of the Class A Board Members shall not be required) for the approval of any such action that relates to the obligations of GGPLP and its Affiliates under any Contribution Agreement and (B) the Class A Board Members shall have the exclusive right to vote (and the Class B Board Members shall not have the right to vote and the vote of the Class Board Members shall not be required) for the approval of any such action that relates to the obligations of NYSCRF or its Affiliates under any Contribution Agreement;

                                (xv) the engagement, retention or termination by
                  the Company of any property or development manager for the Properties other than GGPLP, GG Properties, or any of their Affiliates;

                                (xvi) the engagement or retention by the Company
                  of any financial advisor or investment banking firm for any major capital transaction or any legal counsel for any material litigation;

                                (xvii) the amendment of any of the policies set
                  forth in Schedule II or any of the fees or other matters set forth in Schedule IV, in each case as they relate to the Company or any Subsidiary;

                                (xviii) the adoption, modification or deviation
                  from (A) an approved Annual Business Plan (except as permitted hereunder, including as specified in Section 7.7(d)(vi)) and
                  (B) any development budget, including the Stonebriar Development Plan.

                                (xix) any action not in furtherance of the
                  Company's purpose set forth in Section 2.4.

                  (e) The Members hereby approve, and the Company shall be authorized to undertake, (i) the development and leasing of the Stonebriar Development Project and the expenditure of funds in connection therewith pursuant to the development plan and budget attached hereto as Exhibit C (such development plan and budget, as the same may be modified in accordance with the terms of this Agreement, the "Stonebriar Development Plan") and (ii) the operation of the Company Assets (other than the Stonebriar Development Project) and the expenditure of funds and/or incurrence of indebtedness in connection therewith pursuant to the existing 1999 business plans for the Company Assets for remainder of 1999 (and each such plan shall be deemed to be an Annual Business Plan hereunder).

         7.8 MEETINGS OF THE BOARD.

                  (a) The Board shall meet not less frequently than three times per year, at such times as the Board may determine, and, if so determined, no notice need be given. Any failure to so meet shall not give rise to any presumption or inference that the Members shall have any liability for the obligations of the Company.

                  (b) In addition, the Board shall meet upon the request of any Board Member conveyed in writing to each other Board Member, at a time no fewer than two (2) and no more than twenty-one (21) business days after such notice is given, and at the Company's principal offices or such other place as is determined by the Board.

                  (c) Meetings of the Board shall be presided over by the Chairman of the Board or in the absence of the Chairman of the Board by the Vice Chairman of the Board, if any, or in the absence of the Vice Chairman of the Board by the President, or in their absence by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary, an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairman of the Board shall choose a person to act as Secretary.

                  (d) Whenever notice is required to be given to the Board members under any provision of this Agreement, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board or members of a committee of the Board need be specified in any written waiver of notice.

         7.9 CONDUCT OF BUSINESS.

                  (a) To the extent consistent with the other provisions of this Agreement, the Company and its Subsidiaries shall endeavor to conduct their affairs in a manner that will not cause the Company or any Subsidiary to be deemed to be, and will not make any investment which could cause it to become, an "investment company" for purposes of the Investment Company Act.

                  (b) The Company and its Subsidiaries shall operate in a manner that will enable GG Properties and Natick Trust to (i) satisfy the requirements for qualifying as a real estate investment trust under the Code and (ii) avoid any federal income or excise tax liability. The foregoing is not intended to, and shall not, alter the relative distributions payable to the Members as set forth in Article V although it may affect the overall amount of distributions made in any year.

                  (c) The Company shall at all times, commencing with the date of its formation, qualify, and each Member shall cause the Company to operate in a manner so that it will at all times qualify as an "operating company" under Pension and Welfare Benefits Administration Regulation ss. 2510.3-101 (the "Plan Asset Regulations") issued by the Department of Labor under Title I of the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time ("ERISA") as long as equity participation by Benefit Plan Investors (as defined in the Plan Asset Regulations) is "significant," as defined therein.

                  (d) The Company and each of its Subsidiaries shall operate its business and structure its investments in a manner necessary to avoid the realization of any "unrelated business taxable income" within the meaning of Section 512 of the Code ("UBTI") to any Member, or the realization of income that would be UBTI were a Member subject to the provisions of Section 511 through 514 of the Code regardless of its actual status thereunder, unless the Board otherwise approves. Without limiting the generality of the foregoing and without Board approval, the Company and each Subsidiary shall not knowingly, and each Member shall not knowingly, take any action to cause the Company or any Subsidiary to (i) incur any indebtedness other than (A) indebtedness that is incurred to acquire or improve real property within the meaning of Section 514(c)(9)(A) of the Code and that is not described in
         Section 514(c)(9)(B)(ii) of the Code, or (B) other indebtedness that will not give rise to UBTI to any Member or will not give rise to income that would be UBTI if a Member were subject to the provisions of Sections 511 through 514 of the Code regardless of its actual status thereunder (provided that nothing contained in this Section 7.9(d)(i) shall prohibit the financing or refinancing of Properties, including the consummation of the CMBS Financing, and the distribution of all or a portion of the proceeds thereof), (ii) guarantee the obligations of others unless such guarantee does not cause the obligation guaranteed to become a "recourse liability" within the meaning of Treasury Regulation Section 1.752-1(a)), or (iii) incur any indebtedness that would be included as a "partner non-recourse debt" as set forth in Treasury Regulations Section 1.704-2(b)(4) (provided that nothing contained in Section 7.9(d)(ii) or (iii) shall prohibit guarantees or indebtedness that is "partner non-recourse debt" (as defined above) merely because of guarantees by any of the Company, the Subsidiaries, GGP/Homart and/or the subsidiaries of GGP/Homart of obligations of any of the others or because any such person is otherwise liable for the obligations of any of the others). In furtherance of the foregoing and not in limitation thereof and without Board approval, the Company shall not knowingly, after making due inquiry (i) enter into any lease with, or borrow any amounts for the acquisition or improvement of any property (or any portion thereof) from, any person described in Section 514(c)(9)(B)(iii) or (v) of the Code; or (ii) enter into any lease or other arrangement with respect to any Property or any portion thereof if such lease or arrangement would result in (A) the payment of rent or any other amount to the landlord which depends in whole or in part on the income or profits derived by any person (including a tenant or a subtenant) from any portion of such Property (other than an amount based upon a fixed percentage of the receipts or sales of the tenant and, if any, the subtenants), (B) an obligation of the landlord to furnish or render any service not customarily furnished or rendered in connection with the rental of space for occupancy, as determined under Section 512(b) of the Code and any applicable Treasury regulations or (C) any portion of the Company's income (or loss) otherwise being UBTI. In the event that NYSCRF determines, in its reasonable judgment, that (i) as the result of any change in applicable statute, regulation or administrative or judicial interpretation thereof (including private letter rulings, technical advice memoranda and other similar pronouncements), any lease would cause the Company to have UBTI or (ii) any other arrangement entered into with respect to a Property or any portion thereof would cause the Company to have UBTI, the parties hereto agree to use their reasonable efforts (without any obligation to pay any amount or incur any obligation) to reform such lease or other arrangement, or to take any other action necessary or appropriate, to prevent the Company from having any UBTI.

         7.10 OTHER ACTIVITIES OF MEMBERS.

                  (a) Neither GGPLP nor GG Properties nor any of their Affiliates shall, directly or indirectly, as an owner, managing or general partner, majority or controlling stockholder, consultant, joint venturer, manager or otherwise, acquire, develop, redevelop, improve, construct or manage any regional shopping mall project, that is, in any such case, located within the trade area (as shown in red on the maps attached hereto as Exhibit E) of any of the mall shopping centers listed on Exhibit E hereto (the "Relevant Trade Area"); provided, however, that nothing herein shall prohibit or restrict GGPLP or GG Properties or any of their Affiliates from owning, operating, developing, improving, expanding or managing any of the mall shopping centers owned (in whole or in part), operated, being developed or managed, directly or indirectly, by any of them on the date hereof and listed on Schedule V hereto.

                  (b) Notwithstanding anything to the contrary in Section 7.10(a), neither GGPLP nor GG Properties shall be in breach of Section 7.10(a) if, in connection with the acquisition of a portfolio of three or more regional shopping malls or management contracts therefor, GGPLP, GG Properties or any of their Affiliates acquires directly or indirectly, or becomes the property manager or development manager for, any regional shopping mall project that is located within the Relevant Trade Area (the "Competing Asset"); provided GGPLP, GG Properties or such Affiliate terminates any management position with respect to such Competing Asset as soon as possible but no later than within one year after acquiring the same.

                  (c) Subject to Section 7.10(a) and (b), each Member and its Affiliates may engage or invest in any other activity or venture or possess any direct or indirect interest therein independently or with others. None of the Members, the Company or any other Person employed by, related to or in any way affiliated with any Member or the Company shall have any duty or obligation to disclose or offer to the Company or any of the Members, or obtain for the benefit of the Company or any of the Members, any such other activity or venture or interest therein. None of the Company, the Members, the creditors of the Company or any other person having any interest in the Company shall have (i) any claim, right or cause of action against any of the Members or any other Person employed by, related to or in any way affiliated with, any of the Members by reason of any direct or indirect investment or other participation, whether active or passive, in any such activity or venture therein or (ii) any right to any such activity or venture or interest therein or the income or profits derived therefrom.

         7.11 RIGHT OF PUBLIC TO RELY ON AUTHORITY OF THE MEMBERS. Nothing herein contained shall impose any obligations on any Person or firm doing business with the Company to inquire as to whether or not a Member or a General Growth Officer has exceeded its authority in executing any contract, lease, mortgage, deed or other instrument on behalf of the Company, and any such third person shall be fully protected in relying upon such authority.

         7.12 STANDARD OF CARE. Subject to the other provisions hereof (including Section 7.13), each of the Board Members and officers shall discharge his or her duties in that capacity in good faith, with the care that a director or officer, as the case may be, of a Delaware corporation would be required to exercise and in a manner he or she believes to be in the best interests of the Company.

         7.13 WAIVER AND INDEMNIFICATION.

                  (a) Notwithstanding anything to the contrary contained in this Agreement (including Section 7.12 and the Schedules attached hereto), neither the Members nor any Person acting on their behalf pursuant hereto (including the Board Members and General Growth Officers), shall be liable, responsible or accountable in damages or otherwise to the Company, any Subsidiary or to any Member for any acts or omissions performed or omitted to be performed by them (or any Person acting on their behalf, including the Board Members and the General Growth Officers) in connection with the management of the Company and/or the Subsidiaries and within the scope of the authority conferred upon them by this Agreement, the Board and/or the Act, provided that the Member's or such other Person's conduct or omission to act was taken in good faith and in the belief that such conduct or omission was in the best interests of the Company and/or the Subsidiaries and, provided further, that the Member or such other Person shall not be guilty of intentional misconduct or gross negligence. The Company shall, and hereby does, indemnify and hold harmless the Members and their Affiliates and any individual acting on their behalf (including the Board Members and the General Growth Officers) from any loss, damage, claims or liability, including reasonable attorneys' fees and expenses, incurred by them (i) by reason of any act performed by them or any Person acting on their behalf (including the Board Members and the General Growth Officers) in connection with the management of the Company and/or its Subsidiaries and/or any predecessors or successors thereof or thereto and in accordance with the standards set forth above or (ii) in enforcing the provisions of this indemnity. For purposes of this 7.13, the term "General Growth Officers" shall include the officers, directors and trustees of the Subsidiaries.

                  (b) Any Person entitled to indemnification under this Agreement shall be entitled to receive, upon application therefor (such application to include (i) a written affirmation of such person's good faith belief that he or she met the standard of conduct necessary for entitlement to indemnification by the Company and (ii) his or her written agreement to immediately repay such amount if it should ultimately be determined that he or she has not met such standard), advances to cover the reasonable costs of defending any proceeding against such Person; provided, however, that such advances shall be immediately repaid to the Company, without interest, if such Person is found by a court of competent jurisdiction upon entry of a final judgment not to be entitled to such indemnification.

                  (c) The indemnity obligations under this Section 7.13 shall be in addition to any liability which the Company otherwise may have to any Person entitled to receive indemnification under this Agreement, shall extend upon the same terms and conditions to the stockholders, officers, directors, partners, employees and controlling Persons of any such Person, and shall be binding upon and inure to the benefit of any successors, assigns, heirs, and personal representatives of the Company, any Member, and any such other Person. The foregoing provisions shall survive any termination of this Agreement or dissolution of the Company.

                  (d) The Company and the other Members shall be indemnified and held harmless by each Member from and against any and all claims, demands, liabilities, costs, damages, expenses (including reasonable attorneys' fees and disbursements) and causes of action of any nature whatsoever arising out of or incidental to the fraud, willful misconduct or gross negligence of such Member or any Affiliate of such Member.

                                  ARTICLE VIII
                           TRANSFERS OF COMPANY UNITS

         8.1 CERTAIN RESTRICTIONS. No Member shall, directly or indirectly, Transfer any Units to any Person (any such Person in whose favor a Transfer of Units is made, and all subsequent permitted transferees of any such Person being referred to collectively as "Transferees" and individually as a "Transferee"), unless approved by the Board or unless such Transfer is made pursuant to this
Article VIII or Article IX, X or XI hereof; provided, however, that nothing in this Agreement shall restrict the Transfer of any ownership interest in any Member unless such Member's assets consist substantially of its membership interest in the Company, in which case the Transfer shall be deemed a Transfer of Units. Each Member hereby agrees that it will not Transfer all or any portion of its Units except as permitted by this Agreement, that the Company shall not reflect on its books any Transfer of Units to any Person except in accordance with this Agreement, and that any Transfer of Units not permitted by the provisions of this Agreement shall be null and void ab initio.

         8.2 COMPLIANCE WITH SECURITIES LAWS. Notwithstanding anything to the contrary contained herein, no Member shall Transfer any Units, and the Company shall not reflect on its books any Transfer of Units, unless (a) the Transfer is pursuant to an effective registration statement under the 33 Act and under any applicable state securities or blue sky laws or (b) such Member shall have furnished the Company with evidence reasonably satisfactory to the Company that no such registration is required. A written opinion of counsel of recognized standing to the effect set forth in clause (b) of the preceding sentence shall satisfy the requirements of such clause.

         8.3 TRANSFER OF OWNERSHIP INTERESTS IN AFFILIATES. Each Member hereby agrees that the transfer by such Member of any ownership interest or right of exclusive control, if applicable, in any Person that is its Affiliate if (i) such Person or an Affiliate of such Person that is controlled by such Person owns Units and (ii) such Transfer would result in such Person no longer being an Affiliate of such Member, shall be deemed a Transfer of Units owned by such Person; provided, however that this Section 8.3 shall in no way limit the transfer of ownership interests or the right of exclusive control in GG Properties or GGPLP.

         8.4. TRANSFERS OF UNITS BY MEMBERS. (a)(i) Except as otherwise provided in this Section 8.4(a), a holder of Class A Units shall not Transfer all or any portion of its Class A Units without the prior approval of the Board.

                                    (1) Any holder of Class A Units shall have
                           the right, without the approval of the Board (but subject to the provisions of Sections 8.2, 8.5-8.8 and 8.10 hereof), to Transfer all or any portion of its Class A Units or any direct or indirect interest therein to one or more of its Affiliates (and such Affiliate or Affiliates shall have all rights of the Transferor hereunder and shall be admitted as a Class A Member in lieu of such Class A Member with respect to the Class A Units so transferred).

                                    (2) Any holder of Class A Units shall have
                           the right, without the approval of the Board and from and after (but in no event sooner than) the later of the third anniversary of the date hereof and the Stonebriar Grand Opening (but subject to the provisions of Sections 8.2, 8.5-8.8 and 8.10 hereof), to Transfer all or any portion of its Units to one or more Accredited Investors or to another Member; provided that any such Transferee shall not have (and, subject to Section 8.4(a)(ii), the Transferor shall retain) the right to designate Class A Board Members but otherwise shall have all rights of the Transferor hereunder and shall be admitted as a Class A Member in lieu of such Class A Member with respect to the Class A Units so transferred.

                           (ii) If at any time the aggregate Proportionate Share
                  of GGPLP and its Affiliates is not at least twenty-six percent (26%) (the "Class A Minimum Investment"), then the Class A Members shall immediately thereafter cease to be entitled to elect Class A Board Members in accordance with the provisions of Article VII hereof, all of the Board Members (including Class A Board Members and Class B Board Members) shall be deemed to have resigned as of such time and the provisions of
                  Section 8.4 (c) shall apply.

                           (b) (i) Except as otherwise provided in this Section
                  8.4(b), a holder of Class B Units shall not Transfer all or any portion of its Class B Units without the prior approval of the Board.

                                    (1) Any holder of Class B Units shall have
                           the right, without the approval of the Board (but subject to the provisions of Sections 8.2, 8.5-8.8 and 8.10 hereof), to Transfer all or any portion of its Class B Units or any direct or indirect interest therein to one or more of its Affiliates (and such Affiliate or Affiliates shall have all rights of the Transferor hereunder and shall be admitted as a Class B Member in lieu of such Class B Member with respect to the Class B Units so transferred).

                                    (2) Any holder of Class B Units shall have
                           the right, without the approval of the Board and from and after (but in no event sooner than) the Trigger Date (but subject to the provisions of Sections 8.2, 8.5-8.8 and 8.10 hereof), to Transfer all or any portion of its Class B Units to one or more Accredited Investors or to another Member, provided that, subject to Section 8.4(b)(ii) and (iii), any such Transferee shall not have (and the Transferor shall retain) the right to designate Class B Board Members but otherwise shall have all rights of the Transferor hereunder and shall be admitted as a Class B Member in lieu of such Class B Member with respect to the Class B Units so transferred.

                           (ii) If at any time the aggregate Proportionate Share
                  of NYSCRF and its Affiliates is not at least twenty-six percent (26%) (the "Class B Minimum Investment"), then the Class B Members thereafter shall immediately cease to be entitled to elect Class B Board Members in accordance with the provisions of Article VII hereof, all of the Board Members (including Class A Board Members and Class B Board Members) shall be deemed to have resigned as of such time and the provisions of Section
                  8.4 (c) shall apply.

                           (iii) Notwithstanding anything to the contrary in
                  Section 8.4(b)(ii), the following shall apply:

                                    (1) if all or a portion of the outstanding
                           Class B Units are Transferred pursuant to Section 8.4(b)(i)(2) to one Person or one group of Affiliated Persons not formed for the purpose of acquiring such Units (a "Permissible Transferee"), and the Class B Units so Transferred represent at least the Class B Minimum Investment, then such Permissible Transferee shall continue to be entitled to designate Class B Board Members in accordance with the provisions of
                           Article VII and the provisions of Section 7.7 hereof as to approval of Board actions by at least one Class A Board Member and one Class B Board Member shall continue to apply.

                                    (2) If (A) all or a portion of the
                           outstanding Class B Units are Transferred pursuant to
                           Section 8.4(b)(i)(2) to a Person not formed for the purpose of acquiring such Class B Units (a "Serial Transferee") by a transferor (a "Serial Transferor") such that the Serial Transferor no longer has the right to designate Class B Board Members pursuant to
                           Section 8.4(b)(ii) and (2) the Serial Transferee by virtue of such transfer, and any previous Transfers of Class B Units by the Serial Transferor to the Serial Transferee, then owns Class B Units at least equal to the Class B Minimum Investment, then the Serial Transferee thereafter shall have the right to designate Class B Board Members in accordance with the provisions of Article VII and the provisions of
                           Section 7.7 hereof as to approval of Board actions by at least one Class A Board Member and one Class B Board Member shall apply.

                           (c) Notwithstanding anything to the contrary
                  contained herein:

                                    (i) In the event either the Class A Members
                           or Class B Members (but not both) shall cease to be entitled to elect Board Members in accordance with
                           Article VII hereof as provided in Sections 8.4(a) and
                           (b) above, then (A) the Board shall consist of seven directors, at least a majority of which shall be comprised of Persons independent of the holder or holders of the Electing Class (each, an

                           "Independent Board Member"); (B) the holder or holders of the other class of Units (the "Electing Class") shall be entitled to elect six of the Board Members with such Board Members to be elected by the holders of a majority of the Units of the Electing Class, with each Unit of the Electing Class entitled to one vote; (C) the holders of Units of the non-Electing Class shall be entitled to elect one Board Member, with such Board Member to be elected by the holders of a majority of the outstanding Units of the non-Electing Class voting for this purpose as a class, with each Unit of such non-Electing Class entitled to one vote and (D) each and every corporate action taken by vote of the Board or any committee thereof in accordance with the terms hereof shall be authorized only by the affirmative vote of the majority of Board members or committee members, as the case may be, present at a duly constituted meeting at which quorum is present and acting throughout. For purposes of this Agreement, (1) a Person shall be deemed to be an Independent Board Member if such Person is not an Affiliate or employee of any holder of Class A Units or Class B Units, as the case may be, or any of its Affiliates (and, if the Class A Members are the Electing Class, a Person shall be deemed to be an Independent Board Member if such Person is not an Affiliate, director or employee of GG Properties, GGPLP or any of their successors or any of their Affiliates, (2) so long as there is an Electing Class, a Board Member elected by the holders of Units of the non-Electing Class shall be deemed an Independent Board Member and (3) if there is no Electing Class, a Person shall be deemed to be an Independent Board Member if such Person is not an Affiliate, director or employee of any holder of Units or any of its Affiliates.

                                    (ii) in the event both the Class A Members
                           and Class B Members shall cease to be entitled to elect Board Members in accordance with Article VII hereof as provided in Sections 8.4(a) and (b) above,
                           (A) the Board shall consist of seven Board Members, at least a majority of which shall be comprised of Independent Board Members, (B) the Units shall be entitled to equal voting rights and powers and shall be voted together as a single class with respect to all matters on which Members may be entitled to vote (including the election of Board Members), with each Unit entitled to one vote, and (C) the approval of a majority of the Board Members shall be required to approve an action of the Board or Committee to the extent the same is required hereunder.

                  (d) The Company shall be entitled to treat the record owner of any Unit as the absolute owner thereof in all respects, and shall incur no liability to any purported Transferee of a Unit for distributions of money or other property in good faith made to the record owner of such Unit until all conditions of any Transfer are satisfied in accordance herewith and an instrument effecting such Transfer is received by the Members and is recorded on the books of the Company.

         8.5 CERTAIN PROHIBITED TRANSFERS OF UNITS BY MEMBERS

                  (a) Notwithstanding any other provision of this Agreement to the contrary, no Transfer of all or any portion of any Member's Units shall be made if such Transfer would result in:

                                 (i) the Company being required to register, [or
                  seek an exemption from registration], as an investment company under the Investment Company Act;

                                 (ii) GG Properties failing to qualify as a real
                  estate investment trust under the Code;

                                 (iii) an adverse effect for income tax purposes
                  on the Company or any of the continuing Members (other than a constructive termination of the Company pursuant to Code
                  Section 708(b)(1)(B); provided that, at the election of the non-Transferring Member, the Transfer shall be structured to avoid a termination of the Company for Federal income tax purposes, including a delayed purchase of up to 1% membership interest of the Transferring Member);

                                 (iv) the Company or its Subsidiaries being
                  subject to materially increased regulatory burdens;

                                 (v) a material violation or default under any
                  Key Document of the Company or any of its Subsidiaries; or

                                 (vi) a violation of any applicable statute,
                  law, ordinance, rule or regulation of any federal, state or local governmental bodies, agencies or subdivisions having jurisdiction over the Company and its assets.

                  (b) Notwithstanding any other provision of this Agreement to the contrary, without the prior written approval of the Class A Board Members, which approval may be given or withheld in the Class A Board Members sole discretion, no Transfer of all or any portion of any Member's Units shall be made to any Person whose principal business is the development or management of regional shopping malls other than any Person that is an insurance company, a pension fund, an investment company registered under the Investment Company Act, an investment advisor registered under the Investment Advisors Act of 1940, as amended, acting in its capacity as an investment advisor, or a fiduciary under ERISA acting in such capacity.

                  (c) Each Member may in its discretion require as a condition of any Transfer permitted under this Article VIII, the delivery of a written opinion of responsible counsel (who may be counsel for the Company), reasonably satisfactory in form and substance to such Member, to the effect that such Transfer would not result in any of the consequences set forth in the clauses of Section 8.5(a) and shall cover such other matters as such Member may reasonably require. In addition, a Person to whom a Transfer may be made pursuant to this Article VIII may also be required, in the discretion of each Member, and as a condition precedent to such Transfer, to make certain reasonable and customary representations, warranties and covenants. The Company shall cooperate with any Member making a Transfer by providing promptly such records and other factual information as may be reasonably requested with respect to any proposed Transfer provided that such Member and any prospective transferee that receives such records and information shall agree in writing to maintain the confidentiality thereof.

                  (d) Notwithstanding anything in this Agreement to the contrary (including the other sections of this Article VIII), in no event shall any Units be Transferred to a Person who is the subject of any pending bankruptcy proceedings or to a Person who is a minor or who otherwise lacks legal capacity, and any attempt to effect a Transfer to such a Person shall be void and of no effect and shall not bind the Company.

                  (e) Notwithstanding anything to the contrary contained in this Agreement (including the other sections of this Article VIII), any Transfer by a Member of its Units, whether direct or indirect, shall be made in full compliance with (i) all applicable statutes, laws, ordinances, rules and regulations of all federal, state and local governmental bodies, agencies and subdivisions having jurisdiction over the Company and its assets and (ii) all Key Documents, so that the operation of the Company can continue without interruption and without material violation of any applicable law or any of such instruments. In the event that any filing, application, approval or consent is required in connection with any such

         Transfer, whether by any governmental entity or other third-party, the Member making such Transfer shall promptly make such filing or application or obtain such approval or consent, at its sole expense, and shall reimburse the other Member for any costs or expenses (including reasonable attorneys' fees and disbursements) incurred by such non-Transferring Member in connection with any filing, application, approval or consent. In the event the Member making a Transfer shall fail to comply with its obligations hereunder, the other Member, upon 10 business days prior written notice to the Transferring Member, may do so at the sole cost and expense of the Transferring Member and adjourn the closing for such periods of time as are necessary, and all reasonable amounts so incurred by such other Member, including accounting, attorneys and other professional fees, shall be payable by the Transferring Member within 10 days after demand therefor.

                  (f) Notwithstanding anything to the contrary contained in this Agreement (including the other sections of this Article VIII), each Member and each Transferee of all or any part of any Units (i) shall at all times maintain an office or agency for the service of process in the United States of America, which shall also be its address for delivery of notices hereunder or (ii) shall be a citizen or national of the United States.

                  (g) If any Person acquires all or any part of the Units of a Member in violation of this Article VIII or any other provision hereof, whether by operation of law, judicial proceeding or other manner not expressly permitted hereunder, such Person shall have no rights under this Agreement with respect to the Units so acquired.

         8.6 EXPENSES OF TRANSFER. The transferring Member agrees that it will pay all reasonable expenses, including reasonable attorneys' fees actually incurred by the Company in connection with any Transfer of its Units.

         8.7 INDEMNIFICATION BY TRANSFEROR. In the event that the Company or any non-transferring Member becomes involved in any capacity in any action, proceeding, or investigation brought by or against any Person (including any Member) in connection with any Transfer by a Member of its Units (other than a Transfer pursuant to Article IX, X or XI hereof), the transferring Member will periodically reimburse each of the Company and any non-transferring Member for its reasonable legal and other expenses (including the reasonable cost of any investigation and preparation) incurred in connection therewith. To the fullest extent permitted by law, the transferring Member also will indemnify the Company and any non-transferring Member against any losses, claims, damages, or liabilities to which any of them may become subject directly as a result of such Transfer. The reimbursement and indemnity obligations of the transferring Member under this paragraph shall be in addition to any liability which the transferring Member may otherwise have, shall extend upon the same terms and conditions to the Members, stockholders, directors, officers, employees, and controlling Persons of the Company and any non-transferring Member, and shall be binding upon and inure to the benefit of any successors, assigns, heirs, and personal representatives of the Company, any non-transferring Member, and any such Persons. The foregoing provisions shall survive any termination of this Agreement or dissolution of the Company.

         8.8 ACCEPTANCE OF PRIOR ACTS. Any Person who becomes a Member accepts, ratifies and agrees to be bound by all actions duly taken pursuant to the terms and provisions of this Agreement by the Company and the Members prior to the date it became a Member and, without limiting the generality of the foregoing, specifically ratifies and approves all agreements and other instruments as may have been executed and delivered on behalf of the Company prior to said date and which are in force and effect on said date.

         8.9 SUBSTITUTED MEMBERS. Except as otherwise expressly provided herein (including Section 8.4), the Transferee of all or part of the Units of any Member may be substituted as a Member with respect to the Units Transferred, and shall thereupon be entitled to the rights of a Member with respect to such Units, only upon satisfaction of the following conditions and the other conditions specified in this Article VIII:

                                 (a) the Transferor grants the Transferee the
                  right to be admitted as a Member; and

                                 (b) each of the Members consents to such
                  substitution; provided, however, that the determination to give or withhold consent to any substitution shall be and remain wholly within the absolute discretion of the Members whose consent may be required;

         8.10 CERTAIN CONDITIONS TO TRANSFER. As a condition precedent to any Transfer under this Article VIII, each Transferee shall have executed and delivered to the Company and each other Member, an instrument in form reasonably satisfactory to each Member confirming that such Transferee agrees to be bound by the terms of this Agreement (including this Article VIII) and shall have submitted to the Company such evidence as a Member may reasonably request to demonstrate that such Transfer is a permitted transfer under this Article VIII.

         8.11 DISSOLUTION OF COMPANY UPON TRANSFER. In the event of a transfer of Units pursuant to this Article VIII, such transfer shall not cause a dissolution of the Company under applicable law.

         8.12 EFFECT OF INITIATION OF CERTAIN PROCEDURES. Notwithstanding anything to the contrary contained herein, once the Class A Members or the Class B Members, as the case may be, shall have initiated the procedures set forth in any of Articles VIII, IX, X or XI, the other Members may not initiate procedures under any of Articles VIII, IX, X or XI until all of the rights under Articles VIII, IX, X or XI then being exercised shall have been fully exercised, exhausted or extinguished.


                                   ARTICLE IX
                                   PUT OPTION

         9.1 PUT OPTION. The Class B Members (acting by majority vote) ("Offerors") shall have the right, but not the obligation (the "Put Option"), to require the Class A Members (the "Offerees") to, at the Class A Members' election, purchase all (but not less than all) of the Units of the Offerors or to market and sell the Company Units or the Properties (or indirect interests therein) upon the terms and subject to the conditions contained herein. Any action by the Offerors hereunder shall for all purposes hereunder bind and be deemed to include all other Offerors hereunder, and any action by the Offerees hereunder shall for all purposes hereunder bind and be deemed to include all other Offerees hereunder.

         9.2 EXERCISE. The Put Option is exercisable only by delivery of written notice (the "Put Notice") to the Offerees at any time from and after (but in no event sooner than) the Trigger Date. The Put Notice shall specify that the provisions of this Article IX are being invoked and set forth the proposed Fair Market Value of each Property (the "Proposed Value") as reasonably determined by the Offerors as though no Retained Debt exists. In addition, as a condition precedent to the exercise of the Put Option and the closing of the transactions contemplated thereby, each Offeror must be an Accredited Investor and, as of the date of the Put Notice and the date of such closing, shall represent, warrant and covenant to and for the benefit of Offerees that it is an Accredited Investor, that it is acquiring any shares of GG Stock to be issued to it pursuant to this Article IX for its own account, for investment and not with a view to resale or distribution thereof (other than pursuant to the registration statement described in Section 9.6) and that it will not Transfer all or any portion of such shares in any manner which could violate or cause GG Properties to violate applicable federal or state securities laws.

         9.3 DISSOLUTION VALUE OF THE COMPANY.

                  (a) The "Dissolution Value of the Company" shall be the Value of the Properties as determined pursuant to Section 9.3(b) plus the book value of the Other Assets as of the closing date, calculated in accordance with GAAP, less the amount of the liabilities of the Company as of the closing date (excluding Retained Debt, which for this purpose is not a Liability and is to be paid in accordance with Section 13.1), calculated in accordance with GAAP to the extent the same shall remain liabilities of the Company after closing (the "Liabilities"). The determination of the Accountants as to the Other Assets and the Liabilities shall be binding absent manifest error.

                  (b) The value of a Property ("Value") shall be the Proposed Value specified in the Put Notice unless the Offerees provide written notice to the Offerors within 45 days following the delivery of the Put Notice designating a different Proposed Value. In the event that the Offerors and the Offerees after using commercially reasonable efforts to do so do not agree on the Fair Market Value of any Property (any such agreed upon Fair Market Value being the Value) within ten (10) days thereafter, the Offerees, on the one hand, and the Offerors, on the other hand, shall each designate an Appraiser. If the Offerees, on the one hand, or the Offerors, on the other hand, fail to select an Appraiser within 10 days following the end of such ten (10) day period, the party failing to designate an Appraiser shall forfeit its right to select an Appraiser, and the Appraiser designated by the other party shall alone make the determinations to be made by the Appraisers herein. Within ten (10) days thereafter, the Appraisers designated by the Offerors and the Offerees shall collectively select a third Appraiser. If no third Appraiser is selected within such time period or if neither the Offerors nor Offerees select an Appraiser in a timely manner, the Appraisal Institute shall select an Appraiser upon the request of either the Offerors or the Offerees. Within thirty (30) days of the selection of the last Appraiser to be selected in accordance with the terms hereof, the Appraisers or Appraiser, as the case may be, shall (by majority vote) select as the Value of each Property the Proposed Value which they believe is closest to the Fair Market Value of such Property (and the Appraisers may select no amount other than the Proposed Value designated by either the Offerors or the Offerees as the Value of such Property), and deliver written notice of the same to the Members.

                  (c) Except as provided in Section 9.4, the fees and expenses of the Appraisers shall be borne (i) by the Offerors if the difference between the Offerors' Proposed Values for all Properties and the Values of the Properties as finally determined pursuant to this Article IX is greater than the difference between the Offerees' Proposed Values for all Properties and the Values of the Properties as finally determined pursuant to this Article IX, (ii) by the Offerees if the first such difference is less than the second and (iii) otherwise equally by the Offerors and the Offerees.

         9.4 RIGHT OF OFFERORS TO WITHDRAW PUT NOTICE. Upon receipt of written notice of the determination of the Value of all Properties in accordance with
Section 9.3 hereof, the Offerors (by majority vote) shall have sixty (60) days to withdraw, by written notice to the Offerees, the Put Notice in the event the aggregate Value of all Properties is less than Offerors' aggregate Proposed Values for all Properties. If within such sixty (60) day period, the Offerors shall not have withdrawn the Put Notice, the Put Notice shall become effective. The last day of such sixty (60) day period (or, where the Offerors have no right to withdraw, the date upon which the Members have received written notice of the Value of all Properties) is referred to herein as the "Put Notice Effective Date". In the event of the withdrawal of the Put Notice, the Offerors shall pay all costs and expenses of all Appraisers, the Offerors may not again deliver a Put Notice until the last day of the eighteenth full calendar month following the withdrawal of the Put Notice and the Offerors shall have no right to again withdraw a Put Notice if a Put Notice is given thereafter.

         9.5 OPTION OF CLASS A MEMBERS. Upon the Put Notice Effective Date, the Offerees shall have the right to either (a) purchase all of the Offerors' Units for a purchase price and upon the other terms provided in Section 9.6 hereof or
(b) elect to market and sell the Company Units or the Properties (or indirect interests therein) in accordance with Section 9.7 hereof. The Offerees may exercise such right by written notice to the Offerors, delivered within sixty
(60) days after the Put Notice Effective Date, of its election (each such notice, a "Put Response Notice"). If the Class A Members shall not deliver a Put Response Notice within such sixty (60) day period, the Class A Members shall be deemed to have elected the alternative set forth in clause (b) above.

         9.6 PURCHASE OF OFFERORS' UNITS. If the Offerees elect to purchase all of the Offerors' Units pursuant to Section 9.5 above, the following shall apply:

                  (a) The purchase price for the Offerors' Units (the "Put Purchase Price") shall equal the product of the aggregate Proportionate Shares of the Offerors multiplied by the Dissolution Value of the Company.

                  (b) The Put Purchase Price shall be paid in cash; provided, however, that GG Properties shall have the right, but not the obligation (exercisable by delivering notice to Offerors within sixty
         (60) days following the Put Notice Effective Date), to acquire all or part of the Offerors' Units upon the terms provided herein. If GG Properties exercises such right, any references herein to Offerees shall be deemed to include GG Properties, the Put Purchase Price in respect of such Units shall be paid by delivery, in accordance with the terms hereof, of a number of shares of GG Stock equal to the quotient of such Put Purchase Price divided by the Ten Day

         Average General Growth Share Price. Neither Offerors nor Offerees shall buy or sell or induce any Person to buy or sell (including without limitation short sell) any shares of Common Stock during the ten Trading Days following the date the Put Response Notice is given.

                  (c) The closing of the purchase and sale of the Offerors' Units shall take place at the offices of counsel to the Offerees and shall occur on the date that is not later than one hundred eighty (180) days following the date the Put Response Notice is given (but, in the case where GG Properties has elected to purchase the Offeror's Units, 10 business days following the date the Put Response Notice is given) unless the Members shall have agreed upon a different date in writing. At such closing, (i) the Offerors shall deliver to the Offerees reasonable and customary instruments of transfer sufficient to Transfer to the Offerees the Offerors' Units, free and clear of any Liens other than Liens created by, through or under the Offerees or Liens created in connection with Company financing (such instruments to contain surviving representations and warranties concerning due organization or formation, due authorization, execution and delivery and the absence of Liens (other than as permitted hereby) and no other representations and warranties), (ii) the Offerees shall deliver to the Offerors the Put Purchase Price in immediately available funds and/or by delivery of a certificate or certificates representing shares of GG Stock, as the case may be, equal in the aggregate to the Put Purchase Price, (iii) each of the Offerors and the Offerees shall (and shall cause their respective Affiliates to) take such other actions as shall be reasonably requested by the others to consummate the purchase and sale of the Offerors' Units as contemplated by this Article IX (including, if required, delivering notices to tenants relating to the sale and purchase, using commercially reasonable efforts (without being obligated to pay any amount or incur any obligation) to obtain tenant, lender, ground lessor or joint venturer consents and executing and delivering all amendments to fictitious name, limited liability company or similar certificates necessary to effect the withdrawal of the Offerors from the Company and, if applicable, the termination of the Company), (iv) the Offerors shall discharge of record all Liens, if any, affecting the Offerors' Units other than Liens permitted hereby (and, if the Offerors fail to do so, the Offerees may use any portion of the Put Purchase Price to pay and discharge any such Liens (other than Liens permitted hereby) and any related expenses and may adjourn the closing for such reasonable period not to exceed 30 days as may be necessary for such purpose), (v) the Offerees shall deliver to the Offerors an executed agreement indemnifying the Offerors against claims with respect to the Company arising from and after the closing and (vi) the portion of the Put Purchase Price attributable to the Other

         Assets and/or the Liabilities may (notwithstanding anything to the contrary contained herein) be estimated at closing and adjusted between the parties within ninety (90) days thereafter based on the final determination of the Other Assets and the Liabilities.

                  (d) The Offerors and the Offerees will bear pro rata in accordance with their Proportionate Shares all transfer costs (including any transfer, deed, stamp or other similar taxes, recording fees and, subject to the terms of Section 13.1, prepayment penalties). At the election of the Offerees, the purchase and sale will be structured to avoid a termination of the Company for Federal income tax purposes (including a delayed purchase of up to a 1% membership interest of Offerors). If the Offerees or Offerors shall default in closing the purchase and sale to the Offerors, then the non-defaulting Members may pursue their remedies at law or in equity (including an action for specific performance). If a material casualty or condemnation shall occur prior to the closing date, then the Offerees shall have the right, upon written notice, to terminate their obligations to purchase Offerors' Units. If a casualty loss shall occur which is not material and the closing shall occur, the Offerees shall be entitled to receive the entire net proceeds of any insurance paid or payable in connection therewith (other than proceeds of rent insurance with respect to the period up to the date of sale, which shall be shared by the Members as other items are shared as provided herein). For purposes of this Section 9.6(d), a material casualty or condemnation shall be one which results in damage or a loss in an amount greater than five percent (5%) of the Value of the Properties as determined in accordance with this Article IX.

                  (e) If any purchase pursuant to this Article IX is subject to the premerger notification and reporting requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"), and the rules and regulations thereunder (the "Rules"), then the Offerors and the Offerees shall use their respective reasonable best efforts to (i) duly file with the Federal Trade Commission ("FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division"), no later than the thirtieth (30th) day after the date the Put Response Notice is given, fully completed premerger notification and report forms which include a request for early termination of the waiting period pursuant to Section 7A(b)(2) of HSR and Rule 803.11 thereunder, and (ii) respond in a timely manner to all oral or written requests from the FTC or the Antitrust Division for additional information or documentary materials. Notwithstanding the foregoing, Offerees shall not be obligated to contest any action or decision taken by the FTC or the Antitrust Division challenging the consummation of the acquisition of the Offerors' Units by the Offerees or otherwise agree to the imposition of any material restriction on the business or the operations of the Offerees or any of the Offerees' Affiliates. The filing fees incurred in connection with the premerger notification and report forms shall be borne by Offerors.

                  If the Offerors and the Offerees have complied with the provisions of the immediately preceding paragraph but the applicable waiting period under HSR with respect to the purchase of the Offerors' Units pursuant to this Article IX has not expired or been terminated by the closing date set forth in this Section 9.5, then, notwithstanding anything to the contrary in this Section 9.5, the closing date shall be extended to the fifth business day after all applicable waiting periods under HSR have expired or been terminated. From and after the original closing date set forth in this Section 9.5, the Offerors and the Offerees shall continue to use their respective reasonable best efforts to cause the applicable waiting period under HSR to be terminated.

                  (f) To the extent required to enable Offerees to publicly distribute any GG Stock received by them pursuant to this Article IX, GG Properties shall prepare and file with the Commission promptly following the closing of the purchase and sale pursuant to which such GG Stock was issued a shelf registration statement under the 33 Act registering such GG Stock. GG Properties shall maintain the effectiveness of such shelf registration statement with respect to such GG Stock, and shall include the Offerors as selling stockholders with respect to such shelf registration statement, to the extent the public distribution of such GG Stock would otherwise be prohibited under the 33 Act. All expenses of such shelf registration of GG Stock required by this Section 9.6 (g) shall be paid by GG Properties (but the Offerors shall be responsible for all brokerage fees and underwriting commissions). Upon the happening of any event during the period such registration statement is effective which in the judgment of GG Properties makes any statement made in such registration statement or the prospectus constituting a part thereof untrue in any material respect or which requires the making of any changes in such registration statement or prospectus in order to make the statements therein not misleading (an "Event"), GG Properties promptly shall prepare and file a supplement or post-effective amendment to such registration statement or prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the shares of GG Stock, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the obligation to prepare and file any such supplement or post-effective amendment or other document shall be suspended if GG Properties, relying upon advice of counsel, determines that disclosure of any information required to be included therein would be adverse to its interests. Upon receipt of a notice from GG Properties of the happening of any Event, Offerees shall forthwith discontinue disposition of securities pursuant to such registration statement until Offerors' receipt of the copies of a supplemented or amended prospectus. If requested by Offerors that are selling such GG Stock with a value of $50,000,000.00 or more pursuant to an underwritten offering, GG Properties will reasonably cooperate with Offerors in connection with such underwritten offering, including, upon request, entering into and performing its obligations under a customary underwriting agreement (which may include representations, warranties and indemnities customarily given by GG Properties to its underwriters) with the underwriters of such offering; provided that GG Properties shall have the right to select the lead or managing underwriter for such offering (such underwriter to be either Goldman, Sachs & Co. or one of the top three lead underwriters of REIT equity securities for the immediately preceding completed calendar year) and Offerors shall reimburse GG Properties for all reasonable attorneys' fees incurred by GG Properties in connection with such underwritten offering.

                  (g) After the date of the Put Response Notice until the closing of the purchase of the Offerors' Units by the Offerees pursuant to this Section 9.6, the transferring Members shall retain all rights with respect to their Units, including the right to select Board Members and to receive distributions paid or made with respect to such Units.

         9.7 SALE OF COMPANY

                  (a) In the event that the Offerees elect (or are deemed to have elected) to market and sell the Company Units or the Properties (or indirect interests therein) pursuant to Section 9.5(b) hereof, the Offerees shall use commercially reasonable best efforts for a period of 90 days after such election (or deemed election) to market the Company Units or the Properties (and/or the direct or indirect interests therein) for sale to one or more bona-fide third party purchasers in one or more arms-length transactions in accordance with the provisions of this Section 9.7; and, upon execution of a letter of intent (a "Letter of Intent") with one or more of such purchasers and subject to the provision of Section 9.7(c) and the other provisions of this
         Article IX, Offerors shall use commercially reasonable best efforts to sell or cause the sale of the Company Units, the Properties or the direct or indirect interests therein to such purchaser or purchasers in accordance with the terms of such Letter of Intent and the provisions of this Section 9.7.

                  (b) In the event that one or more Letters of Intent for the sale of the Company Units, the Properties and/or the direct or indirect interests therein are not fully executed and delivered within ninety
         (90) days following the election (or deemed election) of the Offerees pursuant to Section 9.5(b), the Offerors thereafter shall have the right for an additional ninety days to direct the marketing of the Company Units, the Properties and/or the direct or indirect interests therein to one or more bona fide third party purchasers in one or more arms-length transactions in accordance with the provisions of this
         Section 9.7; and, upon execution of a Letter of Intent with one or more of such purchasers and subject to the provisions of Section 9.7(c) and the other provisions of this Article IX, to sell or cause the sale of the Company Units, the Properties or the direct or indirect interests to such purchaser or purchasers in accordance with the terms of such Letter of Intent and the provisions of this Section 9.7. The rights of the purchaser or purchasers of Company Units and/or Properties (or direct or indirect interests therein) under any Letter of Intent shall be subject to the rights of the Offerees under Section 9.7(d) hereof.

                  (c) Unless otherwise approved by the Board, the sales price (net of credits and prorations) for the Company Units or Properties (or direct or indirect interests therein) payable by a bona-fide third party purchaser pursuant to this Section 9.7 (the "Net Sales Price") shall be no less than 95% of the Dissolution Value of the Company (for purposes of this Section 9.7, the Dissolution Value of the Company shall be calculated without reduction for Retained Debt or other Liabilities to the extent that the selling Members directly or indirectly remain responsible to pay such other Liabilities following the purchase and sale other than by reduction of the purchase price) and shall be payable and paid in cash. No sale of the Units or Properties (or indirect interests therein) may be consummated unless a Letter of Intent substantially reflecting the terms of this Section 9.7, including Section 9.7(d), has been executed with respect thereto within either of the 90-day periods described above and no sale may be consummated later than six months following such 90-day period (unless the delay was due to the bad faith of Offerees).

                  (d) In the event that the Net Sales Price for the Company Units or Properties (or direct or indirect interests therein) based on the purchase price set forth in a fully-signed Letter of Intent is less than the Dissolution Value of the Company but at least 95% of the Dissolution Value of the Company, the Offerees shall have the right, exercisable by delivery of written notice to the Offerors within 30 days from the date of Offerees' receipt of such fully signed Letter of Intent, to purchase the Offerors' Units for a purchase price equal to the product of the Proportionate Share of the Offerors multiplied by the Net Sales Price and otherwise on the terms, provisions and conditions as are contained in such Letter of Intent. If the Offerees exercise such right in accordance with the foregoing provisions, the Offerees shall be bound to purchase the Units of the Offerors in accordance with such Letter of Intent (as modified in this Section 9.7) and the Offerors shall be bound to sell their Units to Offerees on such terms. In the event that the Offerees deliver written notice of rejection to the Offerors or in the event that the Offerees fail to exercise their right as to the Offerors' Units in the manner required by this Section 9.7, the Offerors shall be free to cause (and to cause the Company and its Subsidiaries to cause) the sale of the Company Units or Properties (or the direct or indirect interests therein) to the purchaser or purchasers identified in such Letter of Intent upon terms not materially more favorable to the purchaser or purchasers than the terms contained in such Letter of Intent. In the event the terms of the sale of Company Units or Properties (or direct or indirect interests therein) become materially more favorable to the purchaser or purchasers, no sale, transfer, assignment or conveyance of the Company Units or Properties (or interests therein) may be made unless the provisions of this Section 9.7(d) are again complied with. Upon the sale of the Properties, the rights of GGPLP, GG Properties and its Affiliates as to property and other management thereof (and any agreements in respect thereof) shall terminate.

                  (e) In connection with the marketing and sale of the Company Units or the Properties (or direct or indirect interests therein) pursuant to this Section 9.7, (i) the Offerors or the Offerees, as the case may be, shall cause the Company to engage an investment banker or other broker that is reasonably satisfactory to the others and on customary terms (including the payment of customary fees and the making of customary representations, warranties and indemnities) to assist in the sale of the Company Units or Properties (or direct or indirect interests therein) (and the fees of such Person shall be borne by the Members pro rata in accordance with their Proportionate Shares), and
         (ii) each of Offerors and the Offerees shall (and shall cause each of its respective Affiliates to) execute and deliver such documents and take such other actions as the others shall reasonably request in order to consummate the transactions contemplated by this Section 9.7, including making or granting such representations, warranties and indemnities as are reasonable and customary in similar transactions and executing and delivering such instruments of conveyance as may be reasonably required to convey the Units or the Properties (or direct or indirect interests therein) in accordance with this Section 9.7.

                  (f) Notwithstanding anything to the contrary contained herein, if the Members cause the sale of Company Units or the Properties (or interests therein) to be sold to a bona fide third party purchaser or purchasers in accordance with the terms hereof, at the closing of such sale, such third party purchaser shall pay to the Members or the Company (or its Subsidiary, as appropriate), in immediately available funds, the entire purchase price to be paid for the same (and, if paid to the Company or any Subsidiary, such purchase price shall be distributed to the Members in accordance with the distribution provisions set forth in Article V with respect to Net Disposition Proceeds).

         9.8 PRIORITY. Notwithstanding anything to the contrary contained herein, from and after the delivery of a Put Notice, the Class A Members shall not have the right to Transfer their Units pursuant to Article VIII or deliver a Buy-Sell Notice pursuant to Article X hereof and the Class B Members shall not have the right to deliver a Dissolution Commencement Notice pursuant to Article XI hereof or Transfer their Units unless the Put Notice shall have been withdrawn pursuant to the provisions of Section 9.4 hereof or the provisions of this Article IX otherwise have been carried out.


                                    ARTICLE X
                                 BUY-SELL RIGHT

         10.1 BUY-SELL RIGHT. The Class A Members (acting by majority vote) shall have the right (the "Buy-Sell Right") to require the Class B Members to, at the Class B Members' sole election, sell all of their Units to the Class A Members or purchase all of the Class A Member's Units upon the terms contained herein. Any action by the Class A Members hereunder shall for all purposes hereunder bind and be deemed to include all other Class A Members hereunder, and any action by the Class B Members hereunder shall for all purposes hereunder bind and be deemed to include all other Class B Members hereunder.

         10.2 EXERCISE. The Buy-Sell Right is exercisable only by delivery of written notice (the "Buy-Sell Notice") to the Class B Members at any time from and after (but in no event sooner than) the later of the third anniversary of the date hereof and the Stonebriar Grand Opening. The Buy-Sell Notice shall specify that the provisions of this Article X are being invoked and shall contain a value designated by the Class A Members for all of the Properties (the "Buy-Sell Designated Values").

         10.3 OPTION OF CLASS B MEMBERS. Upon receipt of the Buy-Sell Notice, the Class B Members (acting by majority vote) shall have the right to either (a) purchase all of the Class A Members' Units or (b) sell all of the Class B Members' Units to the Class A Members, in each case upon the terms contained herein. The Class B Members may exercise such right by written notice to the Class A Members, delivered within sixty (60) days after the Buy-Sell Notice is given, of its election (each such notice, a "Buy-Sell Response Notice"). If the Class B Members shall not deliver a Buy-Sell Response Notice within such sixty (60) day period, the Class B Members shall be deemed to have elected the alternative set forth in clause (b) above. After the date of the Buy-Sell Response Notice until the closing of the purchase by the Transferee Members pursuant to this Article X, the Transferring Members shall retain all rights and obligations with respect to their Units, including the right to select Board Members and to receive distributions paid or made with respect to such Units.

         10.4 PURCHASE PRICE; PAYMENT OF PURCHASE PRICE; CLOSING.

                  (a) The purchase price for the Units of the Transferring Members (the "Buy-Sell Purchase Price") shall equal the product of the Dissolution Value of the Company (calculated using the Buy-Sell Designated Values as the Values of the Properties) multiplied by the Proportionate Share of the Transferring Members, and the Buy-Sell Purchase Price shall be paid in cash.

                  (b) The closing of the purchase and sale of Units pursuant to the Buy-Sell Right shall take place at the offices of counsel to the Class B Members and shall occur on the date that is no sooner than thirty (30) days and no later than one hundred eighty (180) days after the Buy-Sell Response Notice (or, where no Buy-Sell Response Notice is given, the last day for giving the Buy-Sell Response Notice) unless the Members shall have agreed upon a different date in writing. At such closing, (i) the Transferring Members shall deliver to the Transferee Members reasonable and customary instruments of transfer sufficient to Transfer to the Transferee Members the Units of the Transferring Members, free and clear of any Liens other than Liens created by, through or under the Transferee Members or Liens created in connection with Company financing (such instruments to contain surviving representations and warranties concerning due organization or formation, due authorization, execution and delivery and the absence of Liens (other than as permitted hereby) and no other representations and warranties), (ii) the Transferee Members shall deliver to the Transferring Members the Buy-Sell Purchase Price in immediately available funds (iii) each of the Members shall take and shall cause their respective Affiliates to take such other actions as shall be reasonably requested by the others to consummate the purchase and sale of Units as contemplated by this Article X (including, if required, delivering notices to tenants relating to the sale and purchase, using commercially reasonable efforts (without being obligated to pay any amount or incur any obligation) to obtain tenant, lender, ground lessor or joint venturer consents and executing and delivering all amendments to fictitious name, limited liability company or similar certificates necessary to effect the withdrawal of the Transferring Members from the Company and, if applicable, the termination of the Company), (iv) the Transferring Members shall discharge of record all Liens affecting the Transferee Members' Units, if any, other than Liens permitted hereby (and, if the Transferring Members fail to do so, the Transferee Members may use any portion of the Buy-Sell Purchase Price to pay and discharge any such Liens (other than Liens permitted hereby) and any related expenses and may adjourn the closing for such reasonable period not to exceed 30 days as may be necessary for such purpose), (v) the Transferee Members shall deliver to the Transferring Members an executed agreement indemnifying the Transferring Members against claims with respect to the Company arising from and after the closing and (vi) the portion of the Buy-Sell Purchase Price attributable to the Other Assets and/or the Liabilities may (notwithstanding anything to the contrary contained herein) be estimated at closing and adjusted between the parties within 90 days thereafter based on the final determination of the Other Assets and the Liabilities.

                  (c) The Transferring Members and the Transferee Members will bear pro rata in accordance with their Proportionate Shares all transfer costs (including any transfer, deed, stamp or other similar taxes, recording fees and, subject to the terms of Article XIII, prepayment penalties). At the election of the Transferee Member, the purchase and sale will be structured to avoid a termination of the Company for Federal income tax purposes (including a delayed purchase of up to a 1% membership interest of Transferring Members). If the Transferee Members or the Transferring Members shall default in closing the purchase and sale to the Transferee Members, then the non-defaulting Members may pursue their remedies at law or in equity (including an action for specific performance). If a material casualty or condemnation shall occur prior to the closing date, then the Transferee Members shall have the right, upon written notice, to terminate their obligations to purchase Transferring Members' Units. If a casualty loss shall occur which is not material and the closing shall occur, the Transferee Members shall be entitled to receive the entire net proceeds of any insurance paid or payable in connection therewith (other than proceeds of rent insurance with respect to the period up to the date of sale, which shall be shared by the Members as other items are shared as provided herein). For purposes of this Section 10.4(c), a material casualty or condemnation shall be one which results in damage or a loss in an amount greater than five percent (5%) of the Buy-Sell Designated Values.

                  (d) If any purchase pursuant to this Article X is subject to the premerger notification and reporting requirements of HSR and the Rules, then the Members shall use their respective reasonable best efforts to (i) duly file with the FTC and the Antitrust Division, no later than the thirtieth (30th) day after the date the Buy-Sell Response Notice is given (or, where no Buy-Sell Response Notice is given, the last day for giving the Buy-Sell Response Notice), fully completed premerger notification and report forms which include a request for early termination of the waiting period pursuant to Section 7A(b)(2) of HSR and Rule 803.11 thereunder, and (ii) respond in a timely manner to all oral or written requests from the FTC or the Antitrust Division for additional information or documentary materials. Notwithstanding the foregoing, the Transferee Members shall not be obligated to contest any action or decision taken by the FTC or the Antitrust Division challenging the consummation of the acquisition of the Transferring Members' Units by the Transferee Members or otherwise agree to the imposition of any material restriction on the business or the operations of the Transferee Members or any of their Affiliates. The filing fees incurred in connection with the premerger notification and report forms shall be borne by the Class A Members.

                  If the Members have complied with the provisions of the immediately preceding paragraph but the applicable waiting period under HSR with respect to the purchase of the Transferring Members' Units pursuant to this Article X has not expired or been terminated by the closing date set forth in this Section 10.4, then, notwithstanding anything to the contrary in this Section 10.4, the closing date shall be extended to the fifth business day after all applicable waiting periods under HSR have expired or been terminated. From and after the original closing date set forth in this Section 10.4, the Members shall continue to use their respective reasonable best efforts to cause the applicable waiting period under HSR to be terminated.

         10.5 PRIORITY. Notwithstanding anything to the contrary contained herein, from and after the delivery of a Buy-Sell Notice, the Class B Members shall not have the right to Transfer their Units pursuant to Article VIII or deliver a Put Notice pursuant to Article IX hereof or a Dissolution Commencement Notice pursuant to Article XI hereof.


                                   ARTICLE XI
                            SPECIAL DISSOLUTION RIGHT

         11.1 SPECIAL DISSOLUTION RIGHT. The Class B Members (acting by majority vote) shall have the right (the "Dissolution Right") to require that, at the Class A Members' election, (a) certain Company

Properties be distributed to the Class B Members or (b) the Class A Members' purchase all of the Class B Members' Units upon the terms contained herein. Any action by the Class A Members hereunder shall for all purposes hereunder bind and be deemed to include all other Class A Members hereunder, and any action by the Class B Members hereunder shall for all purposes hereunder bind and be deemed to include all other Class B Members hereunder.

         11.2 EXERCISE. The Dissolution Right is only exercisable by delivering a written notice (the "Dissolution Commencement Notice") to the Class A Members from and after (but in no event sooner than) the Trigger Date. The Dissolution Commencement Notice shall specify that the provisions of this Article XI are being invoked and include Proposed Values for the Company Properties.

         11.3 DISSOLUTION VALUE OF THE COMPANY. Upon receipt of a Dissolution Commencement Notice, the Dissolution Value of the Company shall be determined in the manner specified in Section 9.3.

         11.4 RIGHT TO WITHDRAW DISSOLUTION COMMENCEMENT NOTICE. Upon determination of the Value of the all Properties as provided above, the Class B Members (by majority vote) shall have sixty (60) days to withdraw, by written notice to the Class A Members, the Dissolution Commencement Notice in the event the aggregate Value of all Properties is less than the Class B Members' aggregate Proposed Values for all Properties. If within such sixty (60) day period the Class B Members shall not have withdrawn the Dissolution Commencement Notice, the Dissolution Commencement Notice shall become effective. The last day of such sixty (60) day period (or, where the Class B Members have no right to withdraw, the date upon which the Members have received written notice of the Value of all Properties) is referred to herein as the "Dissolution Commencement Notice Effective Date". In the event of a withdrawal of the Dissolution Commencement Notice, the Class B Members shall pay all costs and expenses of all Appraisers, the Class B Members may not again deliver a Dissolution Commencement Notice until the last day of the eighteenth full calendar month following the withdrawal of the Dissolution Commencement Notice and the Class B Members shall have no right to again withdraw a Dissolution Commencement Notice if a Dissolution Commencement Notice is given thereafter.

         11.5 OPTION OF CLASS A MEMBERS. Upon the Dissolution Notice Effective Date, the Class A Members shall have the right to either (a) purchase all of Class B Members' Units or (b) elect to distribute certain of Properties, in each case in accordance with the provisions hereof. The Class A Members may exercise such right by written notice to the Class B Members, delivered within sixty (60) days after the Dissolution Notice Effective Date, of its election (each such notice, a "Dissolution Response Notice"). If the Class A Members shall not deliver a Dissolution Response Notice within such sixty (60) days period, the Class A Members shall be deemed to have elected the alternative set forth in clause (b) above.

         11.6 PURCHASE OF CLASS B MEMBERS' UNITS. If the Class A Members elect to purchase all of the Class B Members' Units pursuant to Section 11.5 above, the following shall apply:

                  (a) The purchase price for the Class B Members' Units (the "Dissolution Purchase Price") shall equal the product of the aggregate Proportionate Shares of the Class B Members multiplied by the Dissolution Value of the Company, and the Dissolution Purchase Price shall be paid in cash.

                  (b) The closing of the purchase and sale of the Class B Members' Units shall take place at the offices of counsel to the Class A Members and shall occur on the date that is no later than one hundred eighty (180) days after the Dissolution Response Notice is given unless the Members shall have agreed upon a different date in writing. At such closing, (i) the Class B Members shall deliver to the Class A Members reasonable and customary instruments of transfer sufficient to Transfer to the Class A Members the Units of the Class B Members, free and clear of any Liens other than Liens created by, through or under the Class A Members or Liens created in connection with Company financing (such instruments to contain surviving representations and warranties concerning due organization or formation, due authorization, execution and delivery and the absence of Liens (other than as permitted hereby) and no other representations and warranties), (ii) the Class A Members shall deliver to the Class B Members the Dissolution Purchase Price in immediately available funds (iii) each of the Members shall take and shall cause their respective Affiliates to take such other actions as shall be reasonably requested by the others to consummate the purchase and sale of Units as contemplated by this Article XI (including, if required, delivering notices to tenants relating to the sale and purchase, using commercially reasonable efforts (without being obligated to pay any amount or incur any obligation) to obtain tenant, lender, ground lessor or joint venturer consents and executing and delivering all amendments to fictitious name, limited liability company or similar certificates necessary to effect the withdrawal of the Class B Members from the Company and, if applicable, the termination of the Company), (iv) the Class B Members shall discharge of record all Liens affecting the Class B Members' Units, if any, other than Liens permitted hereby (and, if the Class B Members fail to do so, the Class A Members may use any portion of the Dissolution Purchase Price to pay and discharge any such Liens (other than Liens permitted hereby) and any related expenses and may adjourn the closing for such reasonable period not to exceed 30 days as may be necessary for such purpose), (v) the Class A Members shall deliver to the Class B Members an executed agreement indemnifying the Class B Members against claims with respect to the Company arising from and after the closing and (vi) the portion of the Dissolution Purchase Price attributable to the Other Assets and/or the Liabilities may (notwithstanding anything to the contrary contained herein) be estimated at closing and adjusted between the parties within ninety
         (90) days thereafter based on the final determination of the Other Assets and the Liabilities.

                  (c) The Class A Members and the Class B Members will bear pro rata in accordance with their Proportionate Shares all transfer costs (including any transfer, deed, stamp or other similar taxes, recording fees and, subject to the terms of Article XIII, prepayment penalties). At the election of the Class A Members, the purchase and sale will be structured to avoid a termination of the Company for Federal income tax purposes (including a delayed purchase of up to a 1% membership interest of Class B Members). If the Class A Members or the Class B Members shall default in closing the purchase and sale to the Class A Members, then the non-defaulting Members may pursue their remedies at law or in equity (including an action for specific performance). If a material casualty or condemnation shall occur prior to the closing date, then the Class A Members shall have the right, upon written notice, to terminate their obligations to purchase the Class B Members' Units. If a casualty loss shall occur which is not material and the closing shall occur, the Class A Members shall be entitled to receive the entire net proceeds of any insurance paid or payable in connection therewith (other than proceeds of rent insurance relating to the period up to the date of sale, which shall be shared by the Members as other items are shared as provided herein). For purposes of this Section 11.6(c), a material casualty or condemnation shall be one which results in damage or a loss in an amount greater than five percent (5%) of the Dissolution Purchase Price.

                  (d) If any purchase pursuant to this Article XI is subject to the premerger notification and reporting requirements of HSR and the Rules, then the Members shall use their respective reasonable best efforts to (i) duly file with the FTC and the Antitrust Division, no later than the thirtieth (30th) day after the date the Dissolution Response Notice is given, fully completed premerger notification and report forms which include a request for early termination of the waiting period pursuant to Section 7A(b)(2) of HSR and Rule 803.11 thereunder, and (ii) respond in a timely manner to all oral or written requests from the FTC or the Antitrust Division for additional information or documentary materials. Notwithstanding the foregoing, the Class A Members shall not be obligated to contest any action or decision taken by the

         FTC or the Antitrust Division challenging the consummation of the acquisition of the Class B Members' Units by the Class A Members or otherwise agree to the imposition of any material restriction on the business or the operations of the Class A Members or any of their Affiliates. The filing fees incurred in connection with the premerger notification and report forms shall be borne by the Class B Members.

                  If the Members have complied with the provisions of the immediately preceding paragraph but the applicable waiting period under HSR with respect to the purchase of the Class B Members' Units pursuant to this Article XI has not expired or been terminated by the closing date set forth in this Section 11.6, then, notwithstanding anything to the contrary in this Section 11.6, the closing date shall be extended to the fifth business day after all applicable waiting periods under HSR have expired or been terminated. From and after the original closing date set forth in this Section 11.6, the Members shall continue to use their respective reasonable best efforts to cause the applicable waiting period under HSR to be terminated.

                  (e) After the date of the Dissolution Response Notice until the closing of the purchase of the Class B Members' Units by the Class A Members pursuant to this Article XI, the Class B Members shall retain all rights with respect to their Units, including the right to select Board Members and to receive distributions paid or made with respect to such Units.

         11.7     DISTRIBUTION OF PROPERTIES.

         (a) If the Class A Members elect to distribute certain of the Company's Properties or the Company's direct or indirect interests therein (together with associated liabilities) pursuant to Section 11.5 hereof, the Company's Properties (together with associated liabilities) shall be divided among the Class A Members, on the one hand, and the Class B Members, on the other hand, by having each select Properties on an alternating one-by-one basis (with the Class B Members being entitled to the first selection) until either the Class A Members or the Class B Members have selected Properties having a Dissolution Value equal to their Proportionate Share of the Dissolution Value of all of the Company's Properties with any remaining Properties going to the other party or parties.

         (b) The "Dissolution Value of a Property" shall be the Value of the Property, determined in accordance with Section 9.3 above, plus the book value of the Other Assets as of the date of distribution (including Cash Reserves and other non-operating assets) that are attributable or allocable to such Property less the Liabilities as of the date of distribution (including corporate level liabilities) that are associated with or allocable to such

Property (excluding Retained Debt, which for this purpose is not a Liability and is to be paid in accordance with Section 13.1). The determination of the Accountants as to the Other Assets and the Liabilities (and the allocation thereof among the Properties) shall be binding.

         (c) All Properties selected by the Class B Members or any direct or indirect interests therein (together with associated liabilities) will be distributed to the Class B Members in exchange for all of their Units, and the Class B Members shall thereafter no longer be Members of the Company and such Properties shall no longer be owned by the Company or any Affiliate thereof for any purpose, including with respect to governance, distributions, valuation or management (and the other Properties shall continue to be owned by the Company and its Subsidiaries and the Class A Members shall continue to own their Units in the Company). Upon distribution of Properties to the Class B Members, any management agreements between GGPLP, GG Properties or any Affiliate of either of them shall terminate without further action except for the provisions thereof which expressly survive the termination thereof. During the period prior to the distribution, the risk of casualty, damage or condemnation or other adverse change with respect to any Property to be distributed to the Class B Members shall be borne by the Class B Members and with respect to any Property to be retained by the Company shall be borne by the Company, provided, however, that any insurance proceeds payable with respect thereto (other than proceeds of rent insurance relating to the period up to the date of sale, which shall be shared by the Members as other items are shared as provided herein) shall, with respect to a Property to be distributed to the Class B Members, be paid to the Class B Members, and with respect to a Property to be retained by the Company, be paid to the Company. Notwithstanding anything to the contrary contained herein, the equity interests in the Entities directly or indirectly owning the Properties that otherwise are to be distributed to the Class B Members may be distributed to the Class B Members in lieu of the distribution of such Properties to the Class B Members.

         (d) The closing of the distribution of the Properties to be distributed to the Class B Members (together with associated or allocable liabilities) shall take place at the offices of the counsel to the Class A Members and shall occur on a date that is no less than 30 days and no more than 180 days after the date on which such Properties to be distributed were selected unless the Members shall have agreed upon a different date in writing. At such closing, (i) the Members (or their respective Affiliates) shall cause the Company to deliver to the Class B Members (or their designees) reasonable and customary instruments of transfer sufficient to Transfer to the Class B Members (or their designees) the Properties selected by the Class B Members for distribution (or the Company's direct or indirect interests therein), any personal, intangible or tangible property related thereto and the Company's

(or its Subsidiaries') interest in all of the leases, contracts and other third party agreements relating to the operation and maintenance of such Properties (such instruments to contain surviving representations and warranties concerning due organization or formation and due authorization, execution and delivery and no other representations and warranties), (ii) the Class B Members shall deliver to the Class A Members reasonable and customary instruments of transfer and assumption sufficient to Transfer to the Class A Members the Class B Members' Units, free and clear of any Liens other than Liens created by, through or under the Class A Members or Liens created in connection with Company financing, and sufficient to effect the assumption by the Class B Members of all liabilities associated with or allocable to the Properties directly or indirectly distributed to them (such instruments to contain surviving representations and warranties concerning due organization or formation, due authorization, execution and delivery and the absence of Liens (other than as permitted hereby) and no other representations and warranties), (iii) the Class B Members shall discharge of record all Liens and encumbrances affecting the Class B Members' Units if any other than as permitted hereby, and (iv) each of the Members shall take and shall cause their respective Affiliates to take such other actions as shall be reasonably requested by the others to consummate the transactions as contemplated by this Article XI (including the execution and delivery of all amendments to fictitious name, limited liability company or similar certificates necessary to effect the withdrawal of the Class B Members from the Company and, if applicable, the termination of the Company). The Class A Members, on the one hand, and the Class B Members, on the other hand, will bear pro rata in accordance with their Proportionate Shares all transfer costs (including any transfer, deed, stamp or other similar taxes, recording fees, title insurance premiums, costs of surveys and, subject to the terms of Article XIII, any prepayment penalties and other amounts payable to lenders (other than prepayment penalties and other amounts payable in respect of Retained Debt). In connection with the distributions pursuant to this Article XI, the Class B Members shall have the right to receive title insurance policies and surveys reflecting such distributions and otherwise reflecting the condition of title and survey matters as of the closing date for the Properties distributed to them and the Class A Members shall have the right to receive title insurance policies and surveys reflecting such distributions and otherwise reflecting the condition of title and survey matters as of the closing date for the other Properties.

         (e) The Class B Members shall indemnify the Company and the Class A Members against any losses, claims, damages or liabilities arising out of or relating to the Properties (and associated liabilities) distributed to the Class B Members (other than losses, claims, damages or liabilities that were created and known by the Class A Members and not disclosed to Class B Members). The Company and the Class A Members shall indemnify the Class B Members against any losses, claims, damages or liabilities (other than losses, claims, damages or liabilities that were created and known by the Class B Members and not disclosed to the Class A Members) arising out of or relating to the Properties (and associated liabilities) retained by the Company or distributed to the Class A Member.

         (f) Each of the Members will and shall cause its respective Affiliates to cooperate with the others to facilitate the distribution of Properties contemplated by this Section 11.7, including with respect to (i) delivering required notices to tenants relating to the distribution, (ii) using commercially reasonable efforts (without being obligated to pay any amount or incur any obligation) to obtain tenant, lender, ground lessor or joint venturer consents, if required, (iii) using commercially reasonable efforts (without being obligated to pay any amounts or incur any obligation) to eliminate any cross-collateralized or cross-defaulted financings between the properties selected by the Class B Members, on the one hand, and the other Properties, on the other hand, including by agreeing to encumber properties not designated for transfer. If the Class A Members or the Class B Members shall default in closing the distributions contemplated by this Article XI, then the non-defaulting Members may pursue their remedies at law or in equity (including an action for specific performance).

         (g) If as a result of the selection process described above, one party shall be entitled to Properties that have an aggregate Dissolution Value (based on the Dissolution Value of the Properties obtained pursuant to this Section 11.7) in excess of such party's Proportionate Share of the Dissolution Value of all of the Company's Properties, then such party shall pay a cash adjustment to the other party. Such cash adjustment shall be paid on the date the distribution of Properties is made.

         (h) If at the time a distribution of Properties is to be made and subject to the obligations of the Members hereunder to repay certain of the Retained Debt, a Property (an "Impaired Property") cannot be distributed due to an inability to remove it from a cross-collateralized or cross-defaulted pool, the inability to obtain a necessary consent or any other similar matter, then such Property shall be retained by the Company and the Members shall reselect the Properties that remain in the Company and that were selected after the Impaired Property was selected, on an alternating one-by-one basis.

         11.8 PRIORITY. Notwithstanding anything to the contrary in Article VIII, X or XI, from and after the delivery of a Dissolution Commencement Notice by the Class B Members, the Class B Members shall not have the right to deliver a Put Notice pursuant to Article IX or Transfer their Units pursuant to Article VIII and the Class A Members shall not have the right to deliver a Buy-Sell Notice pursuant to Article X or Transfer their Units pursuant to

Article VIII unless the Class B Group has withdrawn such Dissolution Commencement Notice pursuant to Section 11.4.


                                   ARTICLE XII
                           DISSOLUTION AND TERMINATION

         12.1 DISSOLUTION. Unless otherwise expressly provided herein to the contrary, the Company shall continue in effect until dissolved and wound up upon the occurrence of any one or more of the following events:

                  (a) the termination, dissolution, insolvency, bankruptcy or withdrawal of any Member (other than in connection with a valid transfer of Units in accordance with the terms hereof) unless the Board elects to continue the business of the Company;

                  (b) the decision of the Board to dissolve the Company;

                  (c) the sale of all or substantially all of the Company Assets and the receipt of all consideration therefor except that if non-monetary consideration is received upon such disposition, the Company shall not be dissolved pursuant to this clause until such consideration is converted into money or money equivalent; and

                  (d) dissolution required by operation of law.

         Dissolution of the Company caused by a Member in contravention of this Agreement shall be a violation of this Agreement and the other Member shall have all rights and remedies provided under applicable law and, in addition thereto, the right to any and all damages at law or in equity resulting from such violation of this Agreement. To the extent permissible by law, whether or not the business of the Company is continued by the non-defaulting Member, such non-defaulting Member shall be permitted to withhold the defaulting Member's share of Company property the defaulting Member would otherwise be entitled to under this Article XII upon the winding-up and termination of the Company as collateral security for the obligations such defaulting Member may have to the non-defaulting Member in connection with the operation and dissolution of the Company.

         12.2 ACCOUNTING. Upon the dissolution of the Company, a proper accounting shall be made of the assets and liabilities of the Company, including all Operating Cash Flow and Net Disposition Proceeds, and the Capital Account of each Member as of the date of dissolution and of the items of Net Income and Net Loss of the Company from the date of the last previous accounting to the date of dissolution. The financial statements and reports specified in Section 6.3 shall be prepared by the Liquidating Member and distributed to each Member as though the date of dissolution were the last day of the then current fiscal year and shall reflect such accounting. The Liquidating Member shall also prepare a report (and deliver the same to each of the Members) setting forth in reasonable detail the manner and disposition of assets.

         12.3 WINDING-UP.

                  (a) Winding-Up. Upon the dissolution of the Company, the affairs of the Company thereafter shall be wound up and terminated as promptly as practicable in an orderly and businesslike and commercially reasonable manner, and the Members shall continue to share Net Income, Net Loss, Net Operating Cash Flow, Net Disposition Proceeds and other items of the Company during the winding-up period in accordance with the provisions of Articles IV and V hereof. Subject to the provisions of Article VII, the winding-up of the affairs of the Company and the distribution of its assets shall be conducted exclusively by the Liquidating Member in accordance with the provisions hereof. In considering the sale of any Company Assets, the Board may determine to defer the sale of all or any portion of the Company Assets if deemed necessary or appropriate to realize the Fair Market Value of any such Company Assets.

                  (b) Termination. Upon the completion of the winding up of the Company and the distribution of all Company assets, the Company shall terminate and the Liquidating Member shall have the authority to execute and record any and all other documents required to effectuate the termination of the Company and the Members shall cooperate in the execution and delivery of any such reasonable documents required to effectuate the termination of the Company.

         12.4 LIQUIDATING DISTRIBUTION. In the event of the dissolution of the Company for any reason, the Company assets shall be liquidated for distribution in the following rank and order:

                  (a) first, to the payment and discharge of all the Company's debts and liabilities in the order of priority as provided by law;

                  (b) second, to the establishment of any necessary reserves to provide for contingent liabilities or obligations of the Company as determined by the Board in its commercially reasonable judgment, if any; and

                  (c) the balance, if any, to the Members pro rata in accordance with their respective positive Capital Accounts, after giving effect to all contributions, distributions and allocations for all periods, including the period during which such distributions occur.

         12.5 DISTRIBUTIONS IN ACCORDANCE WITH CAPITAL ACCOUNTS. In the event the Company is "liquidated" within the meaning of Regulation Section 1.704-1(b)(2)(ii)(g) (the "Liquidation Event"), distributions shall be in accordance with their respective positive Capital Accounts in compliance with Regulation Section 1.704-1(b)(2)(ii)(b)(2), such distributions to be made on or before a date (the "Final Liquidation Date") no later than the later to occur of
(i) the last day of the taxable year of the Company in which the Liquidation Event occurs and (ii) ninety days after the date of such Liquidation Event. If the Board determines that the distributions will not be timely made as provided in foregoing paragraph (a), all of the assets and liabilities of the Company shall be distributed in trust with such person as may be selected by the Board, as trustee; the purpose of the trust is to allow the Company to comply with the timing requirements contained in foregoing paragraph (a). The trustee of said trust shall distribute the former Company assets (however constituted, enhanced or otherwise) as promptly as he deems proper and in the same manner as directed in this Section 12.5 (without regard to this sentence or the preceding sentence) and otherwise as required hereunder. The trust shall be terminated as soon as possible after the trust property is distributed to the beneficiaries thereof.

         12.6 NEGATIVE CAPITAL ACCOUNTS. No Member shall have an obligation to the Company or any other Member to restore to zero any negative balance in its Capital Account.

         12.7 DISTRIBUTIONS IN KIND. Company Assets may not be distributed in kind without the approval of the Board.

         12.8 NO REDEMPTION. The Company may not acquire, by redemption or otherwise, any Units of any Member.

         12.9 GOVERNANCE. Notwithstanding a dissolution of the Company, until the termination of the business of the Company, the affairs of the Members, as such, shall be continue to be governed by this Agreement. The Liquidating Member shall be subject to the same restrictions on transactions with related parties or involving conflicts of interest as applied prior to the dissolution of the Company, including the consent requirements set forth herein for any such transaction.

         12.10 RETURN OF CAPITAL. No Member shall have any right to receive the return of its Capital Contribution or to seek or obtain partition of assets of the Company, other than as provided in this Agreement.

                                  ARTICLE XIII
                        MATTERS RELATING TO RETAINED DEBT

         13.1 PAYMENT OF RETAINED DEBT.

                  (a) Each Member's Capital Account, as of the date hereof, reflects the agreed upon value of the property contributed to the Company pursuant to the Contribution Agreements without regard to the existence of any Retained Debt. For income tax reporting and for all other purposes under this Agreement, the GGPLP Retained Debt and NYSCRF Retained Debt shall be treated as the indebtedness of GGPLP and NYSCRF, respectively.

                  (b) Each Member shall pay the principal, interest and other amounts (including prepayment penalties) in respect of the Retained Debt of such Member as and when due and payable.

                  (c) Each Member shall prepay and otherwise discharge the Retained Debt of such Member in respect of any Property (including payment of prepayment penalties) in the event that such Property (or any direct or indirect interest therein) is Transferred (other than to another Subsidiary), and each Member shall prepay and otherwise discharge all of the Retained Debt of such Member (including payment of prepayment penalties) in the event that the Company dissolves and is liquidated and wound-up or such Member Transfers all of its Units to the other Member or Members or other Person (other than an Affiliate of the Transferring Member) pursuant to this Agreement (unless the Transferee Person assumes responsibility for the obligations hereunder relating to such Retained Debt). A payment required to be made pursuant to this subsection (c) shall be made concurrent with or prior to the Transfer of Properties or Units to which such payment relates or the dissolution, liquidation and winding-up of the Company, as the case may be.

                  (d) Each Member may, at any time and from time to time, prepay all or a portion of its Retained Debt.

         13.2 FAILURE TO MAKE PAYMENTS IN RESPECT OF RETAINED DEBT.

                  (a) If a Member determines that another Member has failed to pay any principal, interest or other amount required pursuant to this
         Article XIII, such Member shall send a written notice (the "Retained Debt Default Notice") to such other Member, notifying such other Member of its failure to make such payment, the amount of such payment, the date such payment was due, and requesting that such payment be paid immediately.

                  (b) If a Member fails to make a payment of principal, interest or other amount required under this Article XIII within 15 days after receiving the Retained Debt Default Notice, then such Member shall be in default (the Member in default is referred to as a "Retained Debt Defaulting Member" and the amount that such Defaulting Member failed to contribute is referred to as the "Retained Debt Default Amount") and the Members that are not Default Members (the "Retained Debt Non-Defaulting Members") may (i) pay (and hereby are granted a power of attorney to pay) the Retained Debt Default Amount (which shall be deemed to be a loan by the Retained Debt Non-Defaulting Members to the Retained Debt Defaulting Members) and/or (ii) pursue their other rights and remedies hereunder and, subject to the terms hereof, at law or in equity. Any such loan (a "Retained Debt Default Loan") shall bear interest at the per annum rate equal to Prime plus 4% and shall be payable on demand. The foregoing power of attorney and the power of attorney granted pursuant to Section 14.2(b) are special powers of attorney coupled with an interest, are irrevocable and shall survive the dissolution of each Member and shall survive the delivery of an assignment by a Member of the whole or any portion of its Units.

         13.3 INDEMNIFICATION. In addition to the obligations pursuant to
Section 13.1 hereof, each Member agrees to indemnify, defend (with counsel reasonably approved by the Company) and hold harmless the Company and the Subsidiaries, the direct or indirect directors, officers, members, partners, shareholders, employees, representatives and agents of the Company and the Subsidiaries and their successors and assigns (collectively, the "Indemnitees"), from and against any claims, actions, proceedings, judgments, obligations, damages, penalties, costs, expenses, liabilities of any kind or nature or losses, including sums paid in settlement of claims and reasonable attorneys' fees, paralegals' fees and expenses, court costs (including any such fees and expenses incurred in enforcing this Agreement or collecting any sums due hereunder), and fees of consultants and experts (collectively, the "Costs") that arise directly or indirectly from the Retained Debt of such Member (other than a Cost resulting from the breach by the Company or an Indemnitee of the provisions hereof).

         13.4 SECURITY INTEREST.

                  (a) Each Member hereby assigns and grants to the other Member a first priority lien upon, and a security interest in, all of the Units of such Member and all amounts, payments and proceeds distributable or payable to such Member by the Company, now or in the future, as collateral security for the payment and performance of such Member's obligations under this Article XIII and Article XIV. Each Member shall execute such confirmation and financing statements as the other Member shall reasonably request in order to perfect and maintain the perfection of the lien and security interest herein granted. Any transfer of the Units of a Member shall be subject to such lien and security interest. Unless either Member becomes a Defaulting Member, such Member shall remain entitled to receive distributions in accordance with Article V hereof and exercise all other rights in respect of its Units.

                  (b) If (and only if) either Member becomes a Defaulting Member and except as otherwise provided herein, all amounts, payments and proceeds which may become distributable or payable by the Company to such Defaulting Member shall be paid to the Non-Defaulting Members and shall become additional collateral hereunder.

                  (c) This Agreement shall constitute a security agreement under the Uniform Commercial Code. If (and only if) a Member becomes a Defaulting Member, the Non-Defaulting Members may exercise any of the rights and remedies of a secured party under the Uniform Commercial Code with respect to the Units of the Defaulting Member, including the right to sell, assign and deliver such Units, or any part thereof, at public or private sale. At any such sale, the Non-Defaulting Members shall, subject to then applicable law, have the right to purchase the Units of the Defaulting Member or any part thereof, and may credit against the purchase price therefor all or any part of the amount owed to the Non-Defaulting Members by the Defaulting Member. Each Member recognizes that if it becomes a Defaulting Member, the Non-Defaulting Members may be unable to effect a public sale of all or a part of its Units because of certain prohibitions contained in the 33 Act and in applicable state securities laws and, therefore, may be compelled to resort to one or more private sales to a restricted group of offerees and purchasers who fulfill certain suitability standards and agree, among other things, to acquire the interest of the Defaulting Member for their own account, for investment and not with a view to distribution or resale. Each Member agrees that the Non-Defaulting Members shall have no obligation to delay the sale of such interest for the period of time necessary to permit the offering and sale of such interest to be registered for public sale under the 33 Act and applicable state securities laws, or to incur the expense of such registration. Each Member consents that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner. Each Member agrees that written notice sent to the Defaulting Member ten (10) business days prior to the date of public sale of such Units or ten (10) business days prior to the date after which private sale or any other disposition of the Units of the Defaulting Member will be made shall constitute reasonable notice (all other notices, demands, or advertisements of any kind being hereby expressly waived), but notice given in any other reasonable manner or at any other reasonable time shall be sufficient.

                  (d) The security interests granted and created under this Article shall have priority over all security interests granted to secure any loans made to such Member (which security interests to a lender shall only be made in accordance with and to the extent permitted by Article VIII hereof). Any lender making a loan secured by a security interest in the collateral described in subsection (a) of this Section and/or in the Units of a Member, by its acceptance thereof, acknowledges and consents to the superior priority of the security interest granted by each Member to the other Members under this Agreement, regardless of the date on which the security interest held by such lender is perfected under the Uniform Commercial Code.

                  (e) All Members agree that, notwithstanding anything to the contrary (including but not limited to any order of recording and/or priority of Form UCC-1 financing statements), the security interests of all Non-Defaulting Members that are granted and created pursuant to this Section shall be equal in priority, and that the security interest of one Non-Defaulting Member shall never be deemed to be inferior or superior, or subordinated or paramount, to the security interest of another Non-Defaulting Member; provided, however, that the Members agree that when more than one Non-Defaulting Member is entitled to all or any part of any amounts or proceeds arising out of or derived from any security interests granted and created under this Section 13.4 each Non-Defaulting Member shall share in the amounts and proceeds arising out of or derived from such security interests in the proportion that its Units bears to the aggregate total of all Non-Defaulting Members' Units similarly entitled. The Members agree that all Non-Defaulting Members shall, upon a Member's default, consult and cooperate with one another prior to taking, and throughout the course of, any action relating to the enforcement and/or foreclosure of any security interest created pursuant to this Section but that such cooperation shall not be deemed to require that a Non-Defaulting Member agree with any other Non-Defaulting Member's proposed action.

         13.5 OTHER MATTERS RELATING TO RETAINED DEBT.

                  (a) The Company shall cause the Subsidiaries to timely comply with all of the obligations of the Subsidiaries under the Retained Debt Loan Documents (other than the obligation to pay principal, interest and other amounts thereunder).

                  (b) Notwithstanding anything to the contrary contained herein, each Member shall have the right to direct the Company and/or the Subsidiaries to amend or modify the Retained Debt Loan Documents or take other actions in respect of the Retained Debt of such Member (in each case, upon such terms as such Member deems appropriate) without the approval of the Board or the other Members, and the Company shall comply, and cause the Subsidiaries to comply, with any such directions; provided, however, that no Member shall have the right to increase the principal amount or extend the term of, or otherwise materially increase the obligations of the Company and/or the Subsidiaries in respect of, the Retained Debt of such Member without Board approval (other than to extend or replace the Retained Debt for an additional three years).

                  (c) Notwithstanding anything to the contrary contained herein, the Company shall not, and shall cause the Subsidiaries not to, amend or modify the Retained Debt Loan Documents or take other actions in respect of the Retained Debt of any Member, including prepayment of the Retained Debt, without the prior written consent of the Board and such Member.


                                   ARTICLE XIV
                        ADDITIONAL CAPITAL CONTRIBUTIONS

         14.1 ADDITIONAL CAPITAL CONTRIBUTIONS.

                  (a) In the event that the Company officers determine that the funds of the Company and/or the Subsidiaries are insufficient at any time or from time to time to pay the costs of the construction of the Stonebriar Development Project in accordance with the Stonebriar Development Plan (or the costs of any other project that has been approved by the Board and as to which all Members have agreed to require additional Capital Contributions), the Company officers shall deliver to the Members a funding notice (each, a "Funding Notice") specifying the amount of the funds required at such time (each, a "Required Funds Amount") and such Member's Proportionate Share thereof. Each Member shall, within fifteen (15) days after a Funding Notice is given, pay its Proportionate Share of the applicable Required Funds Amount to the Company as an additional Capital Contribution. Such additional Capital Contributions shall be made in immediately available funds.

                  (b) Each Member waives its right to any setoff or reduction with respect to its obligation to make additional Capital Contributions based on any claim that such Member has against the Company or the other Members.

                  (c) No additional Units shall be issued to any Member on account of any additional Capital Contribution made by such Member pursuant to this Article XIV, but the Capital Account of such Member shall be increased on account of such Capital Contribution.

         14.2 FAILURE TO MAKE ADDITIONAL CAPITAL CONTRIBUTIONS.

                  (a) If a Member determines that another Member has failed to make an additional Capital Contribution required pursuant to this
         Article XIV, such Member shall send a written notice (the "Contribution Default Notice") to such other Member, notifying such other Member of its failure to make such additional Capital Contribution, the amount of such additional Capital Contribution, the date such additional Capital Contribution was due, and requesting that such additional Capital Contribution be paid immediately.

                  (b) If a Member fails to pay an additional Capital Contribution required under this Article XIV within 15 days after receiving the Contribution Default Notice then such Member shall be in default (the Member in default is referred to as a "Contribution Defaulting Member" and the amount that such Contribution Defaulting Member failed to contribute is referred to as the "Contribute Default Amount") and the Members that are not Contribution Defaulting Members (the "Contribution Non-Defaulting Members") may (i) pay (and hereby are granted a power of attorney to pay) the Contribution Default Amount (which shall be deemed to be a loan by the Contribution Non-Defaulting Members to the Contribution Defaulting Members) and/or (ii) pursue their other rights and remedies hereunder and, subject to the terms hereof, at law or in equity. Any such loan (a "Contribution Default Loan") shall bear interest at the per annum rate equal to Prime plus 4% and shall be payable on demand.


                                   ARTICLE XV
                                  MISCELLANEOUS

         15.1 INJUNCTIVE RELIEF. Each party hereto acknowledges that it would be impossible to determine the amount of damages that would result from any breach of any of the provisions of this Agreement and that the remedy at law for any breach, or threatened breach, of any of such provisions would likely be inadequate and, accordingly, agrees that each other party shall, in addition to any other rights or remedies which it may have hereunder, at law or in equity, be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to compel specific performance of, or restrain any party from violating, any of such provisions. In connection with any action or proceeding for injunctive relief, each party hereto hereby waives the claim or defense that a remedy at law alone is adequate and agrees, to the maximum extent permitted by law, to have each provision of this Agreement specifically enforced against it, without the necessity of posting bond or other security against it, and consents to the entry of injunctive relief against it enjoining or restraining any breach or threatened breach of such provisions of this Agreement.

         15.2 SUCCESSORS AND ASSIGNS. Subject to the provisions of Article VIII, all the terms and provisions of this Agreement shall be binding upon, shall inure solely to the benefit of and shall be enforceable by the parties hereto and their respective successors and assigns, and no such term or provision is for the benefit of, or intended to create any obligations to or rights in, any other Person. If any Member shall acquire additional Units and if any Transferee of any Member shall acquire any Units, in each case in any manner, whether by a permitted Transfer, operation of law or otherwise, such Units shall be held subject to all of the terms of this Agreement, and by taking and holding such Units such Person shall be conclusively deemed to have agreed to be bound by and to comply with all of the terms and provisions of this Agreement.

         15.3 AMENDMENT; WAIVER

                  (a) Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the holders of a majority of the Units of each class of Units.

                  (b) No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon breach thereof shall constitute a waiver of any such breach or of any other covenant, duty, agreement or condition, any such waiver being effective only if contained in a writing executed by the waiving party.

         15.4 REPRESENTATIONS BY MEMBERS.

                  (a) Each Member represents and warrants that (i) it has been duly authorized to execute, deliver and perform this Agreement and all other instruments executed and delivered on behalf of it in connection with the acquisition of its Units, (ii) the consummation of such transactions will not result in a breach or violation of, or a default under, its charter or by-laws, if such Member is a corporation, or its certificate of limited partnership or its partnership agreement, if such Member is a partnership, or its other organizational documents, if such Member is neither a corporation or partnership, or any existing agreement by which it or any of its properties is bound, (iii) this Agreement is a binding agreement on the part of such Member enforceable in accordance with its terms against such Member, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or law,
         (iv) no consent, waiver, approval or authorization of or notice to any other Person (including any governmental authority) is required to be made, obtained or given in connection with the execution and delivery of this Agreement except for those which have been heretofore obtained and (v) neither the execution nor delivery of this Agreement does or will violate, conflict with or constitute a default under any term or provision of any judgment, decree, order, statute, injunction, rule or regulation of a governmental entity applicable to such Member or by which such Member or its assets are bound.

                  (b) Each Member, by executing this Agreement, represents and warrants that it has acquired its Units for its own account, for investment and not with a view to resale or distribution thereof, that it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of an investment in the Units and is able to bear the economic risk of its investment and that it is fully aware that the Company and other Members are relying upon the truth and accuracy of this representation and warranty. Each Member agrees that it will not transfer, sell or dispose of all or any portion of, or offer to transfer, sell or dispose of all or any portion of its Units, or solicit offers from or otherwise approach or negotiate with any person or persons whomsoever regarding the purchase of all or any portion of its Units in any manner which could violate or cause the Company to violate applicable federal or state securities laws.

         15.5 NOTICES. Except as otherwise provided in this Agreement, all notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, when delivered personally or by courier (including nationally recognized overnight courier), five days after being deposited in the United States mail, or when received by facsimile transmission if promptly confirmed by one of the foregoing means, at the address or facsimile transmission number set forth opposite such Member's name on Schedule I hereto (or, in the case of Persons who become parties hereto subsequently, at their last addresses or facsimile transmission numbers shown on the record books of the Company). Each party hereto, by notice given to each other party hereto in accordance with this
Section 15.5, may change the address or facsimile transmission number to which such notice or other communications are to be sent to such party.

         15.6 FURTHER ASSURANCES. Each party to this Agreement agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents and do all such other acts and things, as may be required by law or as, in the reasonable judgment of the Company management or any Member, may be necessary or advisable to carry out the intent and purpose of this Agreement.

         15.7 CONFIDENTIALITY. The Members agree not to disclose or permit the disclosure (except by the Company, any Subsidiary or either of them as may be required in connection with the operation of the business of the Company or any Subsidiary) of any of the terms of this Agreement or of any information relating to the assets or business of the Company or any Subsidiary, which the Members hereby acknowledge constitute non-public information, provided that such disclosure may be made (but only as and to the extent required) (a) to any person who is a partner, officer, director or employee of such Member or advisers or counsel to or accountants of such Member solely for their use and on a need-to-know basis, (b) with the prior consent of the Board, (c) pursuant to a subpoena or order issued by a court, arbitrator or governmental body, agency or official, (d) as required by applicable federal or state laws (including securities and freedom of information laws), (e) to any lender or prospective lender to, or investor in, such Member or (f) to any prospective purchaser of Units or any Property.

         In the event that a Member shall receive a request (or, in the case of NYSCRF, at such time a notice of such request is delivered to the representatives of NYSCRF who are responsible for the administration of its ownership of Units) to disclose any of the terms of this Agreement under subpoena or order, such Member shall (i) promptly notify the Board thereof, (ii) consult with the Board on the advisability of taking steps to resist or narrow such request and (iii) if disclosure is required or deemed advisable, cooperate with the Board in any attempt it may make to obtain an order or other assurance that confidential treatment will be accorded those terms of this Agreement that are disclosed.

         15.8 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO ITS CONFLICTS OF LAW PRINCIPLES).

         15.9 HEADINGS. The descriptive headings of the several sections in this Agreement are for convenience only and do not constitute part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

         15.10 ENTIRE AGREEMENT. This Agreement (including the Schedules and Exhibits hereto) constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof.

         15.11 SEVERABILITY. Any provision of this Agreement that is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or lack of authorization without invalidating the remaining provisions hereof or affecting the validity, unenforceability or legality of such provision in any other jurisdiction.

         15.12 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same document.

         15.13 ARBITRATION. Any claim arising out of an alleged breach of this Agreement and any claim that Cause exists pursuant to Section 7.3(d) and (e) shall be resolved by arbitration. Such arbitration shall be conducted in accordance with the following:

                  (a) Each party shall have five (5) business days after written notice by another party of the commencement of arbitration proceedings hereunder to appoint an arbitrator who is on the approved panel of arbitrators of the American Arbitration Association and who was not employed by such Member within the previous 5 years. Each party shall immediately notify the other party of such appointment. The two arbitrators so appointed shall then select a third arbitrator within five (5) business days after the appointment of the second arbitrator to then constitute the Board of Arbitration. If any party shall fail to appoint an arbitrator within such five (5) business day period or, if the two arbitrators selected by the parties shall fail to make a selection of a third arbitrator within five (5) business days of their selection, then the American Arbitration Association shall appoint the arbitrator that was not selected by the failing party or shall appoint the third arbitrator, as the case may be, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The Board of Arbitration shall then proceed under such rules.

                  (b) Following the designation of such Board of Arbitration, the parties, together with the members of the Board of Arbitrators, shall promptly undertake appropriate informal efforts to mediate and negotiate a solution to the matter covered by the original notice.

                  (c) If a negotiated solution cannot be achieved within fourteen (14) days after the date on which the Board of Arbitration is constituted, then the Board of Arbitration shall notify the parties. The proceeding, upon such notification, will then become a compulsory arbitration to be conducted under the Commercial Arbitration Rules of the American Arbitration Association by the Board of Arbitration. These rules shall be subject to the following modifications:

                                 (i) discovery shall be permitted under the same
                  standards provided for in the Federal Rules of Civil
                  Procedure;

                                 (ii) the members of the Board of Arbitration
                  shall interpret and apply the provisions of this Agreement;

                                 (iii) the arbitration costs may be charged to
                  the losing party or allocated between the parties as may be determined by the Board of Arbitration; and

                                 (iv) the proceedings will be held in Chicago,
                  Illinois, unless the parties shall otherwise agree in writing.

                  (d) In connection with the enforcement of the mediation and arbitration provisions of this Section 15.13, any agreement, decision or award shall be final and conclusive as to any such claim.

         15.14 CONSENT TO JURISDICTION. In connection with any suit, claim, action or proceeding relating to the rights and obligations of the parties arising out of this Agreement: the Members hereby consent to the in personam jurisdiction of the United States federal courts and state courts located in New Castle County, Delaware; each such Person agrees that service in the manner set forth in Section 15.5 hereof shall be valid and sufficient for all purposes; and each such Person agrees to, and irrevocably waives any objection based on forum non conveniens or venue not to, appear in any United States federal court or state court located in New Castle County, Delaware. Each Member hereby irrevocably appoints the Company as agent for service of process with respect to any matters relating to the rights and obligations of the parties arising out of this Agreement.

         15.15 WAIVER OF PARTITION. Each Member hereby irrevocably waives during the term of the Company any right that it may have to maintain any action for partition with respect to any Company property.

         15.16 BROKERAGE

                  (a) each Member hereby represents to the other that it has dealt with no broker or finder in connection with the execution and delivery of this Agreement, the Contribution Agreements, or any other agreements executed in connection with any of the foregoing (collectively, the "Transaction Documents") or the transactions contemplated hereby or thereby.

                  (b) GGPLP shall indemnify, defend and hold harmless NYSCRF and the Company from and against any losses, liabilities, damages, costs and expenses (including reasonable counsel fees and disbursements) resulting from a breach of the foregoing representation by GGPLP or any claim that may be made by any broker, finder or other Person claiming to have dealt with GGPLP or any of its Affiliates in connection with this transaction, for a commission, fee or other compensation by reason of this transaction or any of the other transactions contemplated by this Agreement or the other Transaction Documents.

                  (c) NYSCRF shall indemnify, defend and hold harmless GGPLP and the Company from and against any losses, liabilities, damages, costs and expenses (including reasonable counsel fees and disbursements) resulting from a breach of the foregoing representation by NYSCRF or any claim that may be made by any broker, finder or other Person claiming to have dealt with NYSCRF or any of its Affiliates in connection with this transaction, for a commission, fee or other compensation by reason of this transaction or any of the other transactions contemplated by this Agreement or the other Transaction Documents.

         15.17 COMPANY NAME. If, at any time, the Company name shall include the name of, or any trade name used by, a Member or any of its Affiliates, neither the Company nor any other Member shall acquire any right, title or interest in or to such name or trade name.

         15.18 LITIGATION; NO DISSOLUTION. Subject to the provisions of 7.13 and the other provisions hereof, any Member shall be entitled to maintain, on its own behalf or on behalf of the Company, any action or proceeding against any other Member (including any action for damages, specific performance or declaratory relief) for or by reason of a default by such Member under this Agreement or any other agreement entered into pursuant to or in connection with this Agreement, notwithstanding that any or all of the parties to such proceeding may then be Members in the Company. The Company shall not dissolve by reason of the bringing of any such action or proceeding.

         15.19 OWNERSHIP OF COMPANY PROPERTY. The interest of each Member in the Company shall be personal property for all purposes. All real and other property owned by the Company (or its Subsidiaries) shall be deemed owned by the Company (or its Subsidiaries) as Company (or its Subsidiaries') property. No Member, individually, shall have any direct ownership of such property and title to such property shall be held in the name of the Company (or its Affiliates).

         15.20 TIME OF THE ESSENCE. Except as otherwise expressly provided in this Agreement (including Section 12.24), time shall be of the essence with respect to all time periods set forth in this Agreement.

         15.21 STATUS REPORTS. Recognizing that each Member may find it necessary from time to time to establish to third parties, such as accountants, banks, mortgagees, prospective transferees of their Units, or the like, the then current status of certain matters, each Member shall, within ten (10) business days following the written request of another Member made from time to time, furnish a written statement on the status of the following:

                  (a) that this Agreement is unmodified and in full force and effect (or if there have been modifications, that the Agreement is in full force and effect as modified and identifying the documents effecting the modifications); and

                  (b) stating whether or not to the best knowledge of such certifying Member (i) the other Members in the Company are in default in keeping, observing or performing any of the terms contained in this Agreement and, if in default, specifying each such default (limited to those defaults of which the certifying Member has knowledge), and (ii) there has occurred an event that with the passage of time or the giving of notice, or both, would ripen into a default hereunder on the part of such other Member (limited to those events of which the certifying Member has knowledge).

Such statement may be relied upon by such other Member and any other Person for whom such statement is requested and shall act as a waiver of any claim by the Member furnishing such certificate to the extent such claim is based upon facts which are contrary to those asserted in the certificate, but no such statement shall operate as a waiver as to any default or other matter as to which the Member executing it did not have actual knowledge. Such certificate shall in no event subject the Member furnishing it to any liability whatsoever, notwithstanding the negligence or inadvertent failure of such Member to disclose correct or relevant information.

         15.22 DISPOSITION OF DOCUMENTS. All documents and records of the Company, including all Key Documents, financial records, vouchers, canceled checks, and bank statements shall be delivered to GGPLP upon termination of the Company if GGPLP is then a Member, and otherwise to NYSCRF. Upon request of any Member, copies of all such documents and records shall be provided to such Member at such Member's cost. The Member holding such documents and records shall retain them for a period of at least six (6) years after the termination of the Company and shall make such records available to the other Member for inspection during such period.

         15.23 CALCULATION OF DAYS. The provisions of this Agreement relative to number of days shall be deemed to refer to calendar days, unless otherwise specified. When the date for performance of any obligation of any Member falls on a non-business day, such obligation need not be performed until the next following business day. For purposes of this Agreement, a "business day" shall be deemed to mean any day other than Saturday, Sunday, or a day which is in New York, NY either a legal holiday or a day upon which banking institutions are authorized by law to remain closed for the entire day.

         15.24 ATTORNEYS. The Members hereby agree that (a) any attorney which represented any of the Members in connection with the negotiation and execution of this Agreement shall not be disqualified from representing the Company and
(b) any such attorney who has represented the Company shall not be disqualified thereafter from representing a Member in a dispute with another Member.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.


                                    GGP LIMITED PARTNERSHIP, a Delaware
                                    limited partnership


                                    By: General Growth Properties, Inc.,
                                        a Delaware corporation, general partner


                                        By:  /s/ Joel Bayer
                                           -------------------------------------
                                           Name:  Joel Bayer
                                                --------------------------------
                                           Title: Vice President
                                                 -------------------------------

                                    THE COMPTROLLER OF THE STATE OF NEW YORK AS
                                    TRUSTEE OF THE COMMON RETIREMENT FUND


                                    By:
                                       -----------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------



                                    GGP/HOMART II L.L.C., a Delaware limited liability company


                                    By: /s/ Joel Bayer
                                        ----------------------------------------
                                        Name:  Joel Bayer
                                             -----------------------------------
                                        Title: Vice President
                                              ----------------------------------

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.


                                    GGP LIMITED PARTNERSHIP, a Delaware
                                    limited partnership


                                    By: General Growth Properties, Inc.,
                                        a Delaware corporation, general partner


                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                    THE COMPTROLLER OF THE STATE OF NEW YORK AS
                                    TRUSTEE OF THE COMMON RETIREMENT FUND


                                    By: /s/ John E. Hull
                                       -----------------------------------------
                                        John E. Hull
                                        Deputy Comptroller of
                                        Investments & Cash
                                        Management


                                    GGP/HOMART II L.L.C., a Delaware limited liability company


                                    By:
                                        ----------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------